Exhibit 10.1


                             AMENDED AND RESTATED



                      LIMITED LIABILITY COMPANY AGREEMENT



                                      OF



                    RECKSON AUSTRALIA OPERATING COMPANY LLC



                             ---------------------







                                                        September 21, 2005

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                               TABLE OF CONTENTS

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
ARTICLE 1             DEFINED TERMS.................................................................1

ARTICLE 2             ORGANIZATIONAL MATTERS.......................................................12

         Section 2.1.          Continuation........................................................12

         Section 2.2.          Name and Principal Place of Business................................13

         Section 2.3.          Registered Agent, Registered Office and Foreign Qualification.......14

         Section 2.4.          Power of Attorney...................................................14

         Section 2.5.          Term................................................................16

         Section 2.6.          Admission of Members................................................16

ARTICLE 3             PURPOSE......................................................................16

         Section 3.1.          Purpose and Business................................................16

         Section 3.2.          Powers..............................................................16

ARTICLE 4             CAPITAL CONTRIBUTIONS........................................................17

         Section 4.1.          Capital Contributions...............................................17

         Section 4.2.          Issuances of Additional Company Interests...........................18

         Section 4.3.          Contribution of Proceeds of Issuance of LPT Units...................19

         Section 4.4.          Treatment of Contributions of US REIT...............................19

         Section 4.5.          Preemptive Rights...................................................19

ARTICLE 5             DISTRIBUTIONS................................................................20

         Section 5.1.          Requirement and Characterization of Distributions...................20

         Section 5.2.          Amounts Withheld....................................................21

         Section 5.3.          Distributions Upon Liquidation......................................21

         Section 5.4.          Restricted Distributions............................................21

ARTICLE 6             ALLOCATIONS..................................................................21

         Section 6.1.          Allocations For Capital Account Purposes............................21

ARTICLE 7             MANAGEMENT AND OPERATIONS OF BUSINESS........................................22

         Section 7.1.          Management..........................................................22

         Section 7.2.          Restrictions on Managing Member Authority...........................23

         Section 7.3.          Reimbursement of the Managing Member................................25

         Section 7.4.          Outside Activities of the Managing Member...........................25

         Section 7.5.          Contracts with Affiliates...........................................25


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                               TABLE OF CONTENTS
                                 (continued)

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         Section 7.6.          Indemnification.....................................................25

         Section 7.7.          Liability of the Managing Member....................................26

         Section 7.8.          Other Matters Concerning the Managing Member........................27

         Section 7.9.          Title to Company Assets.............................................28

         Section 7.10.         Reliance by Third Parties...........................................28

         Section 7.11.         Removal of the Managing Member......................................28

         Section 7.12.         Annual Budget.......................................................29

ARTICLE 8             RIGHTS AND OBLIGATIONS OF NON-MANAGING MEMBERS...............................30

         Section 8.1.          Limitation of Liability.............................................30

         Section 8.2.          No Fiduciary Duty; No Obligation to Refer Corporate
                               Opportunities; Outside Activities of Non-Managing Members...........30

         Section 8.3.          [Reserved]..........................................................31

         Section 8.4.          Rights of Non-Managing Members Relating to the Company..............32

         Section 8.5.          Redemption/Exchange Right...........................................32

         Section 8.6.          Right to Compel Liquidation.........................................35

         Section 8.7.          Right of First Refusal..............................................35

ARTICLE 9             BOOKS, RECORDS, ACCOUNTING AND REPORTS.......................................36

         Section 9.1.          Records and Accounting..............................................36

         Section 9.2.          Fiscal Year.........................................................36

         Section 9.3.          Reports.............................................................36

ARTICLE 10            TAX MATTERS..................................................................36

         Section 10.1.         Preparation of Tax Returns..........................................36

         Section 10.2.         Tax Elections.......................................................37

         Section 10.3.         Tax Matters Partner.................................................37

         Section 10.4.         Classification as Partnership.......................................38

         Section 10.5.         Withholding.........................................................38

         Section 10.6.         Compliance With REIT Operating Requirements.........................39

ARTICLE 11            TRANSFERS AND WITHDRAWALS....................................................39

         Section 11.1.         General.............................................................39

         Section 11.2.         Transfers...........................................................40


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                               TABLE OF CONTENTS
                                 (continued)

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         Section 11.3.         Permitted Transfers.................................................40

         Section 11.4.         Transferees.........................................................41

         Section 11.5.         Effect of Transfer Not in Compliance with This Article..............41

         Section 11.6.         Override on Permitted Transfers.....................................41

ARTICLE 12            ADMISSION OF MEMBERS.........................................................41

         Section 12.1.         Admission of Additional Members.....................................41

ARTICLE 13            DISSOLUTION AND TERMINATION..................................................42

         Section 13.1.         Dissolution.........................................................42

         Section 13.2.         Winding Up..........................................................43

         Section 13.3.         Compliance with Timing Requirements of Regulations..................44

         Section 13.4.         Deemed Termination of the Company...................................45

         Section 13.5.         Rights of Members...................................................45

         Section 13.6.         Notice of Dissolution...............................................45

         Section 13.7.         Termination of Company and Cancellation of Certificate
                               of Formation........................................................45

         Section 13.8.         Reasonable Time for Winding-Up......................................45

         Section 13.9.         Waiver of Partition.................................................45

ARTICLE 14            AMENDMENT OF LLC AGREEMENT; MEETINGS.........................................46

         Section 14.1.         Amendment of Company Agreement......................................46

         Section 14.2.         Meetings of the Members.............................................47

ARTICLE 15            GENERAL PROVISIONS...........................................................48

         Section 15.1.         Addresses and Notice................................................48

         Section 15.2.         Titles and Captions.................................................48

         Section 15.3.         Pronouns and Plurals................................................48

         Section 15.4.         Further Action......................................................48

         Section 15.5.         Binding Effect......................................................48

         Section 15.6.         Creditors...........................................................48

         Section 15.7.         Waiver..............................................................48

         Section 15.8.         Counterparts........................................................49

         Section 15.9.         Applicable Law......................................................49


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                               TABLE OF CONTENTS
                                 (continued)

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         Section 15.10.        Invalidity of Provisions............................................49

         Section 15.11.        Entire Agreement....................................................49

         Section 15.12.        Waiver of Notice....................................................49

         Section 15.13.        Third Party Beneficiaries...........................................49

         Section 15.14.        Venue...............................................................49

         Exhibit A             Members' Company Interests.........................................A-1
         Exhibit B             Capital Account Maintenance........................................B-1
         Exhibit C             Special Allocation Rules...........................................C-1
         Exhibit D             Notice of Redemption...............................................D-1
         Exhibit D-1           Notice of Exchange.................................................D-2
         Exhibit E             Designation of Series A Preferred Units............................E-1
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                                     -iv-
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                             AMENDED AND RESTATED
                      LIMITED LIABILITY COMPANY AGREEMENT
                                      OF
                    RECKSON AUSTRALIA OPERATING COMPANY LLC

     THIS AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT of Reckson Australia Operating Company LLC (this "Agreement"), dated as of September 21, 2005, is entered into by and among Reckson Australia Holdings, LLC, a Delaware limited liability company (together with its permitted successors and assigns, "Holdings" or the "Non-Managing Member"), and Reckson Australia LPT Corporation, a Maryland corporation (together with its permitted successors and assigns, the "US REIT" or "Managing Member").

     WHEREAS, Reckson Australia Operating Company LLC, a Delaware limited liability company (the "Company"), was formed as a limited liability company pursuant to the Act by the filing of the Certificate of Formation with the Secretary of State of the State of Delaware on, and by the entering into of that certain Limited Liability Company Agreement dated as of, the 7th day of July, 2005 (the "Original Agreement"); and

     WHEREAS, the Members desire to enter into this Agreement to set forth their respective rights and obligations to each other and the Company; and

     WHEREAS, the parties hereto desire to amend and restate the Original Agreement to, among other matters, reflect the admission of the Managing Member, and to set forth their respective rights and obligations to each other and the Company and the terms and conditions on which the Company will own its assets.

     NOW THEREFORE, in consideration of the mutual covenants herein contained, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE 1
                                DEFINED TERMS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "Act" means the Delaware Limited Liability Company Act, as amended from time-to-time, and any successor to such statute.

     "Additional Non-Managing Member" means a person who is (1) admitted to the Company as a Member pursuant to Section 12.1 or Section 11.2 hereof,
(2)shown as such on the books and records of the Company as a Member and (3) is not the Managing Member (or an Affiliate of the Managing Member).


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     "Adjusted Capital Account" means the Capital Account maintained for each
Member as of the end of each partnership taxable year (i) increased by any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) ; and (ii) decreased by the items described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-1 (b)(2)(ii)(d)(5), and
1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in such Member's Adjusted Capital Account as of the end of the relevant Company taxable year.

     "Adjusted Property" means any property, the Carrying Value of which has been adjusted pursuant to Exhibit B hereof. Once an Adjusted Property is deemed distributed by, and recontributed to, the Company for federal income tax purposes upon a termination thereof pursuant to Section 708 of the Code, such property shall thereafter constitute a Contributed Property until the Carrying Value of such property is further adjusted pursuant to Exhibit B hereof.

     "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person; provided, that none of the REIT Parties shall be deemed to be an "Affiliate" of any of the Reckson Parties, and vice versa, in each case unless otherwise indicated. For purposes of this Agreement, (1) "REIT Parties" means each of the LPT, the US REIT, the Company and their respective Subsidiaries, and (2) "Reckson Parties" means Holdings, ROP, Reckson and their Affiliates (but excluding any REIT Party).

     "Agreed Value" means (i) in the case of any Contributed Property as of the time of its contribution to the Company, the 704(c) Value of such property, reduced by any liabilities either assumed by the Company upon such contribution or to which such property is subject when contributed, and (ii) in the case of any property distributed to a Member by the Company, the Company's Carrying Value of such property at the time such property is distributed, reduced by any indebtedness either assumed by such Member upon such distribution or to which such property is subject at the time of distribution as determined under Section 752 of the Code and the Regulations thereunder.

     "Agreement" means this Amended and Restated Agreement of Limited Liability Company of the Company, as it may be amended, modified, supplemented or restated from time to time in accordance with its terms.

     "Articles of Incorporation" means the Articles of Amendment and Restatement of the US REIT filed in the State of Maryland on September 21, 2005, as amended and restated from time to time.

     "Annual Budget" means the annual budget covering the Company's anticipated operations, as approved and in effect from time-to-time pursuant to Section 7.12 hereof.


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     "Available Cash" means, with respect to any period for which such calculation is being made,

     (i)  the sum of:

          (a) the Company's Net Income or Net Loss (as the case may be) for such period (without regard to adjustments resulting from allocations described in Sections 1.A through 1.E of Exhibit C);

          (b) Depreciation and all other noncash charges deducted in determining Net Income or Net Loss for such period;

          (c) the amount of any reduction in the reserves of the Company referred to in clause (ii)(f) below (including, without limitation, reductions resulting because the Managing Member determines such amounts are no longer necessary);

          (d) the excess of proceeds from the sale, exchange, disposition, or refinancing of Company property for such period over the gain recognized from such sale, exchange, disposition, or refinancing during such period (excluding Terminating Capital Transactions); and

          (e) all other cash received by the Company for such period that was not included in determining Net Income or Net Loss for such period; less

     (ii) the sum of:

          (a) all principal debt payments made by the Company during such period;

          (b)  capital expenditures made by the Company during such period;

          (c) investments made by the Company during such period in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (ii)(a) or
               (ii)(b);

          (d) all other expenditures and payments not deducted in determining Net Income or Net Loss for such period;

          (e) any amount included in determining Net Income or Net Loss for such period that was not received by the Company during such period;

          (f) the amount of any increase in reserves during such period which the Managing Member determines to be necessary or appropriate in its reasonable discretion; and

          (g) the amount of any working capital accounts and other cash or similar balances which the Managing Member determines to be necessary or appropriate, in its reasonable discretion.

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Notwithstanding the foregoing, Available Cash shall not include any cash received or reductions in reserves, or take into account any disbursements made or reserves established, after commencement of the dissolution and liquidation of the Company.

     "Book-Tax Disparities" means, with respect to any item of Contributed Property or Adjusted Property, as of the date of any determination, the difference between the Carrying Value of such Contributed Property or Adjusted Property and the adjusted basis thereof for federal income tax purposes as of such date. A Member's share of the Company's Book-Tax Disparities in all of its Contributed Property and Adjusted Property will be reflected by the difference between such Member's Capital Account balance as maintained pursuant to Exhibit B and the hypothetical balance of such Member's Capital Account computed as if it had been maintained strictly in accordance with federal income tax accounting principles.

     "Broker" has the meaning set forth in Section 13.2.A hereof.

     "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     "Capital Account" means the capital account maintained for a Member pursuant to Exhibit B hereof.

     "Capital Contribution" means, with respect to any Member, any cash, cash equivalents or the Agreed Value of Contributed Property which such Member contributes or is deemed to contribute to the Company pursuant to Section 4.1, 4.2, 4.3, 4.4 or 4.5 hereof.

     "Carrying Value" means (i) with respect to a Contributed Property or Adjusted Property, the 704(c) Value of such property, reduced (but not below zero) by all Depreciation with respect to such property charged to the Members' Capital Accounts following the contribution of or adjustment with respect to such property; and (ii) with respect to any other Company property, the adjusted basis of such property for federal income tax purposes, all as of the time of determination. The Carrying Value of any property shall be adjusted from time to time in accordance with Exhibit B hereof, and to reflect changes, additions or other adjustments to the Carrying Value for dispositions and acquisitions of Company properties, as deemed appropriate by the Managing Member.

     "Cash Amount" means an amount of cash per Company Unit equal to the Value on the Valuation Date of the LPT Unit Amount.

     "Certificate of Formation" has the meaning set forth in Section 2.1 hereof.

     "Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, as interpreted by the applicable regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

     "Company" means the limited liability company formed pursuant to the Certificate of Formation and operated pursuant to the terms of this Agreement.

     "Company Interest" means a limited liability interest in the Company consisting of the number of Company Units and Preferred Units, as applicable, and the balance in the Capital Account in each case associated with such limited liability company interest and any and all benefits to which the holder of such a Company Interest, such Company Units, Preferred Units and Capital Account may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Company Interest shall be expressed as a number of Company Units or Preferred Units, as applicable.

     "Company Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Company Minimum Gain, as well as any net increase or decrease in a Company Minimum Gain, for a Company taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

     "Company Record Date" means the record date established by the Managing Member for the distribution of Available Cash pursuant to Section 5.1 hereof, which record date shall be the same as the record date established by the LPT for a distribution to its unitholders of some or all of its portion of such distribution.

     "Company Unit" means a fractional, undivided share of the Company Interests of all Members issued pursuant to Sections 4.1, 4.2, 4.3 and 4.5. The ownership of Company Units shall be evidenced by such form of certificate for units as the Managing Member adopts from time to time unless the Managing Member determines that the Company Units shall be uncertificated securities. Company Units do not include Preferred Units.

     "Company Year" means the fiscal year of the Company, which shall be the calendar year.

     "Consent" means the consent or approval of a proposed action by a Member given in accordance with Section 14.2 hereof.

     "Contributed Property" means each property or other asset, in such form as may be permitted by the Act (but excluding cash), contributed or deemed contributed to the Company. Once the Carrying Value of a Contributed Property is adjusted pursuant to Exhibit B hereof, such property shall no longer constitute a Contributed Property for purposes of Exhibit B hereof, but shall be deemed an Adjusted Property for such purposes.

     "Contribution Agreement" means, the Contribution Agreement dated as of the date hereof between the Company, ROP and the US REIT relating to the transfer of properties to the Company.

     "control" with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, by or through stock ownership, agency or otherwise, or pursuant to or in connection with an agreement, arrangement or understanding (written or oral) with one or more other persons; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

     "Conversion Factor" means 1.0, subject to adjustment as follows: (i) in case the LPT shall (A) pay or make a dividend or other distribution on the outstanding LPT Units in LPT Units (other than distributions pursuant to a dividend reinvestment plan), (B) subdivide or reclassify the outstanding LPT Units into a greater number of LPT Units, or
(C) combine or reclassify the outstanding LPT Units into a smaller number of LPT Units, the Conversion Factor in effect at the opening of business on the day following the date fixed for the determination of unitholders entitled to receive such dividend or other distribution or subject to such subdivision, combination or reclassification shall be proportionately adjusted so that a holder of Company Units shall be entitled to receive, upon exchange thereof, the number of LPT Units which the holder would have owned at the opening of business on the day following the date fixed for such determination had such Company Units been exchanged immediately prior to such determination; (ii) in case the Company shall (A) subdivide or reclassify the outstanding Company Units into a greater number of Company Units or (B) combine or reclassify the outstanding Company Units into a smaller number of Company Units, the Conversion Factor in effect at the opening of business on the day following the date fixed for the determination of Company Unit holders subject to such subdivision, combination or reclassification shall be proportionately adjusted so that a holder of Company Units shall be entitled to receive, upon exchange thereof, the number of LPT Units which the holder would have owned at the opening of business on the day following the date fixed for such determination had such Company Units been exchanged immediately prior to such determination;
(iii) in case the LPT (A) shall issue rights or warrants to all holders of LPT Units entitling them to subscribe for or purchase LPT Units at a price per share less than the daily market price per LPT Unit (determined as specified under the definition of "Value" set forth in this Article 1) on the date fixed for the determination of unitholders entitled to receive such rights or warrants, (B) shall not issue similar rights or warrants to all holders of Company Units entitling them to subscribe for or purchase LPT Units or Company Units at a comparable price (determined, in the case of Company Units, by reference to the Conversion Factor), and (C) cannot issue such rights or warrants to an Exchanging Member as otherwise required by the definition of "LPT Unit Amount" set forth in this Article 1, then the Conversion Factor in effect at the opening of business on the day following the date fixed for such determination shall be increased by multiplying such Conversion Factor by a fraction of which the numerator shall be the number of LPT Units outstanding at the close of business on the date fixed for such determination plus the number of LPT Units so offered for subscription or purchase, and of which the denominator shall be the number of LPT Units outstanding at the close of business on the date fixed for such determination plus the number of LPT Units which the aggregate offering price of the total number of LPT Units so offered for subscription would purchase at such daily market price per share, such increase of the Conversion Factor to become effective immediately after the opening of business on the day following the date fixed for such determination; and (iv) in case the LPT shall, by dividend or otherwise, distribute to all holders of its LPT Units, (A) shares of capital stock of any class other than its LPT Units, (B) evidence of its indebtedness or (C) assets (excluding any rights or warrants referred to in clause (iii) above, any cash dividend or distribution lawfully paid under the laws of the jurisdiction of organization of the LPT, and any dividend or distribution referred to in clause (i) above) and shall not cause a corresponding distribution to be made to all holders of Company Units, the Conversion Factor shall be adjusted so that the same shall equal the ratio determined by multiplying the Conversion Factor in effect immediately prior to the close of business on the date fixed for the determination of unitholders entitled to receive such distribution by a fraction of which the numerator shall be the daily market price per LPT Unit on the date fixed for such determination, and of which the denominator shall be such daily market price per LPT Unit less the fair market value (as reasonably determined by the Responsible Entity of the LPT) of the portion of the shares of capital stock or evidences of indebtedness or assets so distributed applicable to one LPT Unit, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such distribution.

     "Depreciation" means, for each taxable year, an amount equal to the federal income tax depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year, determined in accordance with the methods used for federal income tax purposes, except that if the Carrying Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Carrying Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such year bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Carrying Value using any reasonable method selected by the Managing Member.

     "Exchanging Member" has the meaning set forth in Section 8.5.

     "Exchange Right" has the meaning set forth in Section 8.5.

     "IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

     "Immediate Family" means, with respect to any natural Person, such natural Person's spouse and such natural Person's natural or adoptive parents, descendants, nephews, nieces, brothers, and sisters.

     "Incapacity" or "Incapacitated" means, (i) as to any individual Member, death, total physical disability or entry by a court of competent jurisdiction adjudicating him incompetent to manage his Person or his estate; (ii) as to any corporation which is a Member, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (iii) as to any partnership or limited liability company which is a Member, the dissolution and commencement of winding up of the partnership; (iv) as to any estate which is a Member, the distribution by the fiduciary of the estate's entire interest in the Company; (v) as to any trustee of a trust which is a Member, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (a) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect; (b) the Member is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member; (c) the Member executes and delivers a general assignment for the benefit of the Member's creditors; (d) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (b) above; (e) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Member or for all or any substantial part of the Member's properties; (f) any proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof; (g) the appointment without the Member's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment; or (h) an appointment referred to in clause (g) which has been stayed is not vacated within ninety (90) days after the expiration of any such stay.

     "Indemnitee" means (i) any Person made a party to a proceeding by reason of (A) his status as the Managing Member or as a director, officer, stockholder, partner, member, employee, representative or agent of the Managing Member or as an officer, employee, representative or agent of the Company, or (B) his or its liabilities, pursuant to a loan guarantee or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken assets subject to); and
(ii) such other Persons (including Affiliates of a Managing Member or the Company) as the Managing Member may designate from time to time (whether before or after the event giving rise to potential liability), in its reasonable discretion.

     "Independent Ventures" has the meaning set forth in Section 8.2.

     "Interests" has the meaning set forth in Section 7.2.B.7.

     "Liquidating Event" has the meaning set forth in Section 13.1.

     "Liquidator" has the meaning set forth in Section 13.2.

     "LPT" means Reckson New York Property Trust, an Australian listed property trust.

     "LPT/US REIT Contribution Condition" has the meaning set forth in Section 4.2.A.

     "LPT Unit" shall mean a unit of the LPT, with an initial issue price in connection with the initial public offering of the LPT of A$1.00 per LPT Unit.

     "LPT Unit Amount" shall mean a number of LPT Units equal to the product of the number of Company Units offered for exchange by an Exchanging Member, multiplied by the Conversion Factor as of the Specified Exchange Date; provided that in the event the LPT issues, or offers to issue, to all or substantially all of the holders of LPT Units rights, options, warrants or convertible or exchangeable securities entitling the shareholders to subscribe for or purchase LPT Units, or any other securities or property (collectively, the "rights"), then the LPT Unit Amount shall also include such rights that a holder of that number of LPT Units would be entitled to receive had they been issued or offered such rights.

     "Major Decisions" has the meaning set forth in Section 7.2

     "Managing Member" has the meaning set forth in the preamble, acting in its capacity as the managing member of the Company, or any Person who becomes an additional or a successor Managing Member of the Company.

     "Managing Member Interest" means a Company Interest held by the Managing Member, in its capacity as managing member of the Company.

     "Member" means a Managing Member, a Non-Managing Member or a Preferred Member, and "Members" means the Managing Member, the Non-Managing Members and Preferred Members collectively.

     "Net Income" means, for any taxable period, the excess, if any, of the Company's items of income and gain for such taxable period over the Company's items of loss and deduction for such taxable period. The items included in the calculation of Net Income shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B.

     "Net Loss" means, for any taxable period, the excess, if any, of the Company's items of loss and deduction for such taxable period over the Company's items of income and gain for such taxable period. The items included in the calculation of Net Loss shall be determined in accordance with federal income tax accounting principles, subject to the specific adjustments provided for in Exhibit B.

     "Non-Managing Member" means Holdings (and any Person to whom Holdings may transfer its interest pursuant to Section 11.3) and any Additional Non-Managing Member. For purposes of this Agreement and the Act, the Non-Managing Members shall collectively constitute a single class or group of members and interests. Non-Managing Members shall not include Preferred Members.

     "Non-Managing Member Interest" means a Company Interest of a Non-Managing Member in the Company.

     "Non-Managing Member Majority" means Non-Managing Members holding a majority of the Percentage Interests of the Non-Managing Members.

     "Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(l), and the amount of Nonrecourse Deductions for a Company taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

     "Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

     "Notice of Exchange" means the Notice of Exchange substantially in the form of Exhibit D-1 to this Agreement.

     "Notice of Redemption" means the Notice of Redemption substantially in the form of Exhibit D to this Agreement.

     "Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2 (i)(3).

     "Partner Nonrecourse Debt" has the meaning set forth in Regulations
Section 1.704-2(b)(4).

     "Partner Nonrecourse Deductions" has the meaning set forth in Regulations
Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Company taxable year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

     "Percentage Interest" means, as to a Member, its interest in the Company as determined by dividing the Company Units owned by such Member by the total number of Company Units then outstanding and as specified in Exhibit A attached hereto, as such Exhibit may be amended from time to time in accordance with this Agreement.

     "Person" means an individual or a corporation, partnership, limited liability company, trust, unincorporated organization, association or other entity.

     "Preferred Member" means a holder of Preferred Units.

     "Preferred Unit" means (i) a unit of the Company's Series A Preferred Units, and (ii) any other preferred Company Interests issued by the Company in accordance with this Agreement. The ownership of Preferred Units shall be evidenced by such form of certificate for units as the Managing Member adopts from time to time unless the Managing Member determines that the Preferred Units shall be uncertificated securities.

     "RAML" means Reckson Australia Management Ltd, an Australian entity.

     "Recapture Income" means any gain recognized by the Company upon the disposition of any property or asset of the Company, which gain is characterized as ordinary income because it represents the recapture of deductions previously taken with respect to such property or asset.

     "Reckson" means Reckson Associates Realty Corp., a Maryland corporation.

     "Reckson Marks" means the name "Reckson" and any other name that includes the word "Reckson" and any service mark or trademark which includes the word "Reckson" or the initials "RA" or "ROP", including partnership names and designations such as "Reckson New York Trust" or "Reckson Associates."

     "Redeeming Member" has the meaning set forth in Section 8.5 hereof.

     "Redemption Right" has the meaning set forth in Section 8.5 hereof.

     "Regulations" means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations) .

     "REIT" means a real estate investment trust under Section 856 of the Code.

     "Residual Gain" or "Residual Loss" means any item of gain or loss, as the case may be, of the Company recognized for federal income tax purposes resulting from a sale, exchange or other disposition of Contributed Property or Adjusted Property, to the extent such item of gain or loss is not allocated pursuant to Section 2.B.l (a) or 2.B.2 (a) of Exhibit C to eliminate Book-Tax Disparities.

     "Responsible Entity" means a company licensed by the Australian Securities and Investments Commission to oversee the LPT and shall initially refer to RAML.

     "RE Trigger Event" has the meaning set forth in Section 8.6. hereof.

     "ROP" means Reckson Operating Partnership, L.P., a Delaware limited partnership.

     "Sale Agreement" means, the Sale Agreement, dated as of the date hereof between the Company, ROP and the US REIT relating to the transfer of properties to the Company.

     "Series A Preferred Units" means the Company's 8% Series A Cumulative Non-Voting Preferred Units, liquidation preference of US$1,000 per unit, as more fully described in Exhibit F.

     "Series A Preferred Stock" means the US REIT's 8% Series A Cumulative Non-Voting Preferred Stock, liquidation preference of US$1,000 per share.

     "704(c) Value" of any Contributed Property means the fair market value of such property or other consideration at the time of contribution, as determined by the Managing Member using such reasonable method of valuation as it may adopt. Notwithstanding the previous sentence, for each property contributed to the Company pursuant to the Contribution Agreement, ROP and the Managing Member shall use 704(c) Values as agreed to by the parties. Subject to Exhibit B hereof, the Managing Member shall, in its reasonable discretion but subject to any contractual obligations, use such method as it deems reasonable and appropriate to allocate the aggregate of the 704(c) Values of Contributed Properties in a single or integrated transaction among the separate properties on a basis proportional to their respective fair market values.

     "Specified Exchange Date" means the tenth (10th) Business Day after receipt by the LPT of a Notice of Exchange; provided that no Specified Exchange Date shall occur before two (2) years from the date of this Agreement.

     "Specified Redemption Date" means the tenth (10th) Business Day after receipt by the US REIT of a Notice of Redemption; provided that no Specified Redemption Date shall occur before two (2) years from the date of this Agreement.

     "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other entity (1) of which a majority of (i) the voting power of the voting equity securities; or (ii) the outstanding equity interests, is owed, directly or indirectly, by such Person or (2) which such Person controls.

     "Terminating Capital Transaction" means any sale, lease, exchange or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale, lease, exchange or other disposition of all or substantially all of the assets of the Company, including by way of sale, lease, exchange or other disposition of the assets of the Company's Subsidiaries.

     "Unrealized Gain" attributable to any item of Company property means, as of any date of determination, the excess, if any, of (i) the fair market value of such property (as determined under Exhibit B hereof) as of such date; over
(ii) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date.

     "Unrealized Loss" attributable to any item of Company property means, as of any date of determination, the excess, if any, of (i) the Carrying Value of such property (prior to any adjustment to be made pursuant to Exhibit B hereof) as of such date; over (ii) the fair market value of such property (as determined under Exhibit B hereof) as of such date.

     "US REIT" has the meaning set forth in the preamble.

     "US REIT Shareholder" has the meaning set forth in Exhibit D-1 to this Agreement.

     "US REIT Shares" has the meaning set forth in Section 4.1.D.

     "US REIT Shares Amount" has the meaning set forth in Section 8.5.

     "Valuation Date" means the date of receipt by the Managing Member of a Notice of Redemption or, if such date is not a Business Day, the first Business Day thereafter.

     "Value" means, with respect to a LPT Unit, the average of the daily market price (the "daily market price") for the ten (10) consecutive trading days immediately preceding the Valuation Date. The daily market price for each such trading day shall be: (i) if the LPT Units are listed or admitted to trading on any securities exchange or electronic trading system, the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day; (ii) if the LPT Units are not listed or admitted to trading on any securities exchange or electronic trading system, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the LPT; or (iii) if the LPT Units are not listed or admitted to trading on any securities exchange or electronic trading system and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the LPT, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than ten (10) days prior to the date in question) for which prices have been so reported; provided that if there are no bid and asked prices reported during the ten (10) days prior to the date in question, the Value of the LPT Units shall be determined by the LPT acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate. In the event the LPT Unit Amount includes rights that a holder of LPT Units would be entitled to receive, then the Value of such rights shall be determined by the LPT acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

                                  ARTICLE 2
                            ORGANIZATIONAL MATTERS

     Section 2.1 Continuation.

     A. The Non-Managing Member previously formed the Company by the filing of the certificate of formation of the Company (the "Certificate of Formation") with the Secretary of State of the State of Delaware on the 7th day of July, 2005. The Members hereby agree that the Company shall continue to be a limited liability company under and pursuant to the Delaware Act, upon and subject to the terms and conditions set forth in this Agreement. This Agreement shall apply to and govern the management and operation of the Company from and after the date hereof and shall bind each and every member of the Company. Subject to the terms of this Agreement, the Managing Member is hereby authorized to file and record any amendments to the Certificate of Formation and such other documents as may be required or appropriate under the Act or the laws of any other jurisdiction in which the Company may conduct business or own property.

     B. Keith M. Wixson, was designated as an "authorized person" within the meaning of the Act, and executed, delivered and filed the Certificate of Formation of the Company with the Secretary of State of the State of Delaware. Upon the filing of the Certificate of Formation with the Secretary of State of the State of Delaware, his powers as an "authorized person" ceased, and the Non-Managing Member thereupon became the designated "authorized person" and shall continue as the designated "authorized person" within the meaning of the Act. The execution and causing to be filed of the Certificate of Formation and all other actions taken by such authorized persons in their capacity as such prior to the effective time of this Agreement are hereby specifically ratified, adopted and confirmed. From hereon and after, the Managing Member shall execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in any other jurisdiction in which the Company may wish to conduct business.

     C. The Members hereby acknowledge pursuant to Section 7.2 that the execution, delivery and performance by the Company and the Managing Member [ ] or [ ], on behalf of the Company (acting individually or together), of the agreements set forth on Exhibit E to which the Company is a party (the "Documents") are hereby approved and ratified for all purposes hereunder. The Company is hereby authorized to execute, deliver and perform, and such Person named in the immediately preceding sentence on behalf of the Company is hereby authorized to execute and deliver, the Documents and each other document, agreement or notice contemplated by the Documents and all documents, agreements, certificates, or financing statements contemplated by, or related to, any such agreements or the Documents.

     Section 2.2. Name and Principal Place of Business.

     A. The name of the Company shall be "Reckson Australia Operating Company LLC". The Managing Member may change the name of the Company from time-to-time and may adopt one or more fictitious names for use by the Company; provided that the Managing Member shall change such name, and the Company shall cease using such name, in accordance with the provisions of Section 2.2.C hereof. Subject to the foregoing proviso, all business of the Company shall be conducted under such name, and title to all assets of the Company shall be held in such name.

     B. The principal place of business and office of the Company shall be initially located at the offices of Reckson Management Group, Inc. at 225 Broadhollow Road, Melville, New York 11747. The Managing Member may from time-to-time change such principal office and place of business or may change or establish such additional offices or places of business of the Company as it may deem necessary or appropriate for the operation of the Company's business. The Managing Member may from time to time change its place of business or may change or establish such substitute or additional offices or places of business as it may deem necessary or appropriate.

     C. Each of the Company, LPT and the US REIT hereby agrees that in the event of a RE Trigger Event, Holdings shall have the right, exercisable in its sole discretion, to terminate the use of the Reckson Marks as provided in this
Section 2.2. In the event that Holdings shall give written notice of its election to terminate use of the Reckson Marks pursuant to this Section 2.2, each of the Company, LPT and the US REIT shall, and shall cause their respective Affiliates and Subsidiaries to, (i) cease any and all uses of the Reckson Marks (including by withdrawing all business stationery comprising headed note paper, faxes, envelopes, business cards and signage that includes any Reckson Mark and by ceasing use of any Reckson Mark in electronic form, including email and internet), effective immediately upon the date of such written notice (or such later date specified in such written notice) and (ii) not to use any Reckson Mark or any confusingly similar name or mark for any purpose in the future. In the event that Holdings exercises its rights pursuant to this Section 2.2.C, notwithstanding anything herein to the contrary, the Managing Member shall have the authority to amend and shall amend, without a vote of the Members or any other Persons, the amendment of this Agreement and the Certificate of Formation and take such other action on behalf of the REIT Parties to the extent necessary to effectuate the terms of this Section 2.2.C.

     Section 2.3. Registered Agent, Registered Office and Foreign
Qualification.

     A. The name of the Company's registered agent for service of process shall be Corporation Trust Company and the address of the Company's registered agent and the address of the Company's registered office in the State of Delaware shall be 1209 Orange Street, Wilmington, DE 19801. Such agent and such office may be changed from time-to-time by the Managing Member. The Managing Member is hereby authorized, for the purpose of authorizing or qualifying the Company to do business in any state, territory or dependency of the United States in which it is necessary or expedient for the Company to transact business, to do any and all acts and things necessary to obtain from such state, territory or dependency any such authorization or qualification.

     Section 2.4. Power of Attorney.

     A. Each Non-Managing Member and each assignee hereby constitutes and appoints the Managing Member, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

          (1) execute, swear to, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments or restatements thereof) that the Managing Member or the Liquidator is permitted to execute in accordance with the terms of this Agreement to form, qualify or continue the existence or qualification of the Company as a limited liability company (or an entity in which the Non-Managing Members have limited liability) in the State of Delaware and in all other jurisdictions in which the partnership may or plans to conduct business or own property; (b) all instruments that the Managing Member reasonably deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement adopted in accordance with the terms of this Agreement; (c) all conveyances and other instruments or documents that the Managing Member or the Liquidator reasonably deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or other events described in, Article 11, 12 or 13 hereof or the Capital Contribution of any Member entered into accordance with the terms of this Agreement; and (e) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of a Company Interest adopted in accordance with the terms of this Agreement; and

          (2) execute, swear to, seal, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the reasonable discretion of the Managing Member or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action which is made or given by the Members hereunder or is consistent with the terms of this Agreement.

Nothing contained herein shall be construed as authorizing the Managing Member or any Liquidator to amend this Agreement except in accordance with Article 14 hereof or as may be otherwise expressly provided for in this Agreement.

     B. The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, in recognition of the fact that each of the Members will be relying upon the power of the Managing Member and any Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Company, and it shall survive and not be affected by the subsequent Incapacity of any Non-Managing Member or assignee and the transfer of all or any portion of such Non-Managing Member's or assignee's Company Units and shall extend to such Non-Managing Member's or assignee's heirs, successors, assigns and personal representatives. Each such Non-Managing Member or assignee hereby agrees to be bound by any representation made by the Managing Member or any Liquidator, acting in good faith pursuant to such power of attorney, and each such Non-Managing Member or assignee hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing Member or any Liquidator, taken in good faith under such power of attorney. Each Non-Managing Member or assignee shall execute and deliver to the Managing Member or the Liquidator, within fifteen (15) days after receipt of the Managing Member's or Liquidator's request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Company.

     Section 2.5. Term.

     The term of the Company commenced on the date of the filing of the Certificate of Formation pursuant to the Act and shall continue in perpetuity unless sooner terminated pursuant to the provisions of this Agreement.

     Section 2.6. Admission of Members.

     The Managing Member and the Non-Managing Member are the initial members of the Company. Subject to compliance with the express provisions of this Agreement, no other Person shall be admitted as a member of the Company, and no additional Company interests or other Interests shall be issued, without the approval of the Managing Member and a Non-Managing Member Majority.

                                  ARTICLE 3
                                   PURPOSE

     Section 3.1. Purpose and Business.

     The purpose and nature of the business to be conducted by the Company is
(i) to conduct any business that may be lawfully conducted by a limited liability company formed pursuant to the Act; provided, however, that such business shall be limited to and conducted in such a manner as to permit each of the US REIT and Reckson at all times to be classified as a REIT, unless neither the US REIT nor Reckson elects to qualify any longer as a REIT; (ii) to enter into any partnership, joint venture or other similar arrangement to engage in any of the foregoing or to own interests in any entity engaged in any of the foregoing; and (iii) to do anything necessary, convenient or incidental to the foregoing.

     Section 3.2. Powers.

     The Company is empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company, and shall have, without limitation, any and all of the powers that may be exercised on behalf of the Company by the Managing Member pursuant to this Agreement; provided, however, that the Company shall not take, or refrain from taking, any action which, in the judgment of the Managing Member, in its reasonable discretion, (i) could adversely affect the ability of either the US REIT or Reckson to continue to qualify as a REIT; (ii) could subject the US REIT to any additional taxes under Section 857 or Section 4981 of the Code; or (iii) could violate any law or regulation of any governmental body or agency having jurisdiction over the US REIT, Reckson or Holdings or the securities issued by any of them, unless such action (or inaction) shall have been specifically consented to by the US REIT and a Non-Managing Member Majority in writing.

                                  ARTICLE 4
                             CAPITAL CONTRIBUTIONS

     Section 4.1. Capital Contributions.

     A. At the time of the execution of this Agreement, the Members shall make the Capital Contributions set forth in the Contribution Agreement as reflected in Exhibit A to this Agreement. At the Managing Member's direction, Capital Contributions pursuant to Exhibit A may be made by way of transfers to such subsidiaries of the Company as the Managing Member may identify. To the extent the Company acquires any property by the merger of any other Person into the Company, Persons who receive Company Interests in exchange for their interests in the Person merging into the Company shall become Non-Managing Members and shall be deemed to have made Capital Contributions as provided in the applicable merger agreement and as set forth in Exhibit A, as amended to reflect such deemed Capital Contributions. In consideration for making the Capital Contributions set forth in Exhibit A to this Agreement, each of the Members shall receive from the Company and shall own Company Units in the amounts set forth for such Member in Exhibit A and shall have a Percentage Interest in the Company as set forth in Exhibit A, which Percentage Interest shall be adjusted in Exhibit A from time to time by the Managing Member to the extent necessary to reflect accurately redemptions, additional Capital Contributions, the issuance of additional Company Units (pursuant to any merger or otherwise), or similar events consummated in accordance with this Agreement having an effect on the calculation of any Member's Percentage Interest. The Company Interest held by the Managing Member, in its capacity as Managing Member shall be deemed to be the Managing Member Interest.

     B. Except as provided in Sections 4.2 and 10.5, the Members shall have no obligation to make any additional Capital Contributions or loans to the Company. Except for the right of redemption set forth in Section 8.5, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to Article 5 or upon a liquidation of the Company as provided in Article 13. Except to the extent provided by Exhibit C hereof or as otherwise expressly provided in this Agreement, no Member shall have priority over any other Member either as to payment of amounts set forth in Capital Accounts or as to profits, losses or distributions.

     C. The Company shall have a Managing Member, Non-Managing Members and Preferred Members. Exhibit A sets forth the name and address of the Members. Exhibit A shall be amended pursuant to Section 14.1.B(1) to reflect any change in the identity or address of the Members in accordance with this Agreement. Each person admitted to the Company as a Member pursuant to this Agreement shall be a member of the Company until such person ceases to be a Member in accordance with the provisions of this Agreement.

     D. The number of Company Units issued to each Member is set forth on Exhibit A. The total number of Company Units initially issued to the US REIT shall equal the total number of LPT Units issued by the LPT in its initial public offering. It is the intent of the parties to this

Agreement that the number of Company Units held by the US REIT shall equal the number of LPT Units outstanding from time to time, and that the number of shares of US REIT common stock ("US REIT Shares") outstanding from time to time shall equal the number of LPT Units outstanding from time to time. Exhibit A shall be amended pursuant to Section 14.1.B.1 to reflect any change in the number or the issuance or allocation of the Company Units (and corresponding changes in the Percentage Interests) in accordance with this Agreement. Interests representing fractional Company Units may be issued.

     E. The Series A Preferred Units have the designations, preferences and other rights set forth on Exhibit F. In consideration for the issuance of the Series A Preferred Units, the US REIT has made a Capital Contribution to the Company in an amount equal to the proceeds raised in connection with the issuance of the Series A Preferred Stock.

     Section 4.2. Issuances of Additional Company Interests.

     A. Subject to the provisions of Sections 4.2.B and 7.2.B, the Managing Member is hereby authorized, without the need for any vote or approval of any Member or any other Person who may hold Company Units or Company Interests, to cause the Company from time to time to issue to the Members (including the Managing Member) or other Persons additional Company Units or Company Interests or other Interests in the Company in one or more classes, or one or more series of any of such classes, or otherwise with such designations, preferences, redemption and conversion rights and relative, participating, optional or other special rights, powers and duties, including rights, powers and duties senior to Non-Managing Member Interests, all as shall be determined by the Managing Member in its reasonable discretion subject to Delaware law, including, without limitation, (i) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Interests;
(ii) the right of each such class or series of Interests to share in Company distributions; and (iii) the rights of each such class or series of Interests upon dissolution and liquidation of the Company; provided that no such additional Company Units or Company Interests or other Interests in the Company shall be issued to the US REIT, unless either:

          (1) the additional Company Units or Company Interests or other Interests in the Company are issued in connection with the issuance of LPT Units and (a) the LPT contributes to the US REIT an aggregate amount equal to the proceeds from the issuance of such LPT Units immediately upon receipt thereof, as and when received (provided that if the proceeds actually received by the LPT are less than the gross proceeds of such issuance as a result of any underwriter's discount or other bona fide expenses paid or incurred in connection with such issuance, the aggregate amount so contributed shall be net of such discounts and other expenses), (b) in exchange therefor the US REIT issues shares of common stock of the US REIT to the LPT equal in number to the number of LPT Units so issued, (c) the US REIT contributes to the Company such aggregate amount contributed by the LPT immediately after receipt thereof, (d) in exchange therefor the Company issues additional Company Interests to the US REIT (with the number of Company Units in such Company Interests equal in number to the number of LPT Units so issued), and (e) the issuance of such Company Interests shall have been duly approved in accordance with Section 7.2.B (which condition shall be satisfied prior to the issuance of any LPT Units hereunder) (clauses (a) - (e) being referred to as the "LPT/US REIT Contribution Condition"); or

          (2) the additional Company Interests or other Interests in the Company are issued to all Members in proportion to their respective Percentage Interests.

     B. After the initial public offering of LPT Units, neither the LPT nor the US REIT shall issue any additional LPT Units or US REIT Shares, as applicable (other than LPT Units or US REIT Shares, as applicable, issued pursuant to Section 8.5), or rights, options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase LPT Units or US REIT Shares, as applicable (collectively "New Securities") (other than to all holders of LPT Units or US REIT Shares, as applicable, in which event Holdings shall have the rights set forth in Section 4.5.B) unless such issuance satisfies the LPT/US REIT Contribution Condition in which event the Managing Member shall cause the Company to issue to the US REIT, in exchange for the contribution to the Company of the net proceeds from such issuance, Company Interests or rights, options, warrants or convertible or exchangeable securities of the Company having designations, preferences and other rights, all such that the economic interests are substantially similar to those of the New Securities. Without limiting the foregoing, the LPT and US REIT are expressly authorized to issue New Securities for less than fair market value, and the Managing Member is expressly authorized to cause the Company to issue to the US REIT corresponding Company Interests, so long as (x) the Managing Member concludes in good faith that such issuance is in the interests of the Company; and (y) the LPT/US REIT Contribution Condition is satisfied.

     Section 4.3. Contribution of Proceeds of Issuance of LPT Units.

     In connection with the initial public offering of LPT Units by the LPT and any other issuance of LPT Units, US REIT Shares or New Securities pursuant to Section 4.2, the LPT shall contribute to the US REIT, and in turn, the US REIT shall contribute to the Company, an amount equal to the aggregate net proceeds raised in connection with such issuance.


     Section 4.4. Treatment of Contributions of US REIT

     The amount contributed by the US REIT under this Article 4 shall be deemed to be a Capital Contribution hereunder, and the Capital Account of the US REIT shall be credited with the amounts actually received by the Company in respect of such Capital Contribution.

     Section 4.5. Preemptive Rights.

     A. Except as provided in Section 4.5(B), no Person shall have any preemptive, preferential or other similar right with respect to (i) additional Capital Contributions or loans to the Company; or (ii) issuance or sale of any Company Units or other Company Interests.

     B. Without the consent or approval of any other Member, in the event of the issuance of any Company Units, Company Interests or other Interests in the Company or other dilution of Holdings' interests in the Company, Holdings shall have the right, but not the obligation, at its option, to make additional Capital Contributions and acquire equivalent additional Company Units, Company Interests or other Interests in the Company up to an amount necessary to maintain a 25% Percentage Interest (or, if other Interests in the Company, 25% of such Interests) in the Company (the "True-up Contributions"), with the amount of such Capital Contribution to be determined by Holdings in its sole discretion. Any such True-up Contributions shall be made on the same terms and conditions (including with respect to price per Company Unit or other unit of Company Interest or other Interest in the Company) as the Capital Contributions being made by the US REIT. (For example, if the LPT issues new LPT Units at a price of $5.00 per LPT Unit resulting in net proceeds of $4.75 per LPT Unit being contributed to the US REIT and in turn, to the Company in exchange for one Company Unit, Holdings shall be entitled to purchase, through its True-up Contribution, additional Company Units at $4.75 per Company Unit issued to it pursuant to this Section 4.5.B). Holdings shall be deemed to have made a Capital Contribution to the Company in the amount equal to the sum of its True-up Contribution, and the Capital Account of Holdings shall be credited with the amounts actually received by the Company in respect of such True-up Contribution.

                                  ARTICLE 5
                                 DISTRIBUTIONS

     Section 5.1. Requirement and Characterization of Distributions.

     (a) The Managing Member shall distribute at least quarterly an amount equal to 100% of Available Cash generated by the Company during such quarter or shorter period to the Members who are Members on the Company Record Date with respect to such quarter or shorter period (i) first, to the holders of Series A Preferred Units and to all holders of other Preferred Units that are pari passu with Series A Preferred Units (in proportion to the amount of distributions authorized and payable with respect to the Series A Preferred Units or other pari passu Preferred Units owned by them), an amount that in the aggregate equals the aggregate amount of the distributions authorized and payable with respect to the Series A Preferred Units and such other Preferred Units, as the case maybe, for such quarter or shorter period; and (ii) second, to the Members in accordance with their respective Percentage Interests on such Company Record Date; provided that in no event may a Member receive a distribution of Available Cash with respect to a Company Unit if such Member is entitled to receive a distribution out of such Available Cash with respect to US REIT Shares for which such Company Unit has been exchanged (or a LPT Unit exchanged for such a share of US REIT Share); and further provided that no distributions shall be made pursuant to clause (ii) above unless all cumulative distributions with respect to the Series A Preferred Units and other pari passu Preferred Units for all past periods and the then current period have been or contemporaneously are (x) authorized and paid in full or
(y) authorized and a sum sufficient for the full payment thereof is set apart for such payment. The Managing Member shall take such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the US REIT's qualification as a REIT, to distribute Available Cash to the Non-Managing Members so as to preclude any such distribution or portion thereof from being treated as part of a sale of property to the Company by a Non-Managing Member under Section 707 of the Code or the

Regulations thereunder; provided that the Managing Member and the Company shall not have liability to a Non-Managing Member under any circumstances as a result of any distribution to a Non-Managing Member being so treated.

     (b) Notwithstanding anything to the contrary above, the Company shall cause to be distributed to the US REIT an amount equal to the aggregate amount necessary to redeem any Series A Preferred Stock issued by the Company which has been called for redemption by the US REIT, at such time as is necessary to facilitate any such redemption. Such distribution will cause a redemption of a like number of Series A Preferred Units.

     Section 5.2. Amounts Withheld.

     All amounts withheld pursuant to the Code or any provisions of any state or local tax law and Section 10.5 hereof with respect to any allocation, payment or distribution to the Members shall be treated as amounts distributed to the Members or assignees pursuant to Section 5.1 for all purposes under this Agreement.

     Section 5.3. Distributions Upon Liquidation.

     Proceeds from a Terminating Capital Transaction and any other cash received or reductions in reserves made after commencement of the liquidation of the Company in accordance with this Agreement shall be distributed to the Members in accordance with Section 13.2.

     Section 5.4. Restricted Distributions.

     Notwithstanding any provision to the contrary contained in this Agreement, the Company, and the Managing Member on behalf of the Company, shall not make a distribution to any Member on account of its interest in the Company if such distribution would violate the Act or other applicable law.

                                  ARTICLE 6
                                 ALLOCATIONS

     Section 6.1. Allocations For Capital Account Purposes.

     For purposes of maintaining the Capital Accounts and in determining the rights of the Members among themselves, the Company's items of income, gain, loss and deduction (computed in accordance with Exhibit B hereof) shall be allocated among the Members in each taxable year (or portion thereof) as provided herein below.

     A. After giving effect to the special allocations set forth in Section 1 of Exhibit C attached hereto, Net Income shall be allocated (i) first, to the Managing Member to the extent that Net Losses previously allocated to the Managing Member pursuant to clause (iii) of Section 6.1.B. exceed Net Income previously allocated to the Managing Member pursuant to this clause (i) of
Section 6.1.A; (ii) second, to the holders of Series A Preferred Units and to the holders of other Preferred Units that are pari passu with Series A Preferred Units, to the extent that Net Losses previously allocated to such holders pursuant to clause (ii) of Section 6.1.B. exceed Net

Income previously allocated to them pursuant to this clause (ii) of Section 6.1.A., pro rata in accordance with the amounts necessary to reverse such previous allocations of Net Losses; (iii) third, to the holders of Series A Preferred Units and to the holders of other Preferred Units that are pari passu with Series A Preferred Units, until the aggregate amount of Net Income allocated pursuant to this clause (iii) of Section 6.1.A. from the inception of the term of the Company to each such holder equals the aggregate amount distributed to such holder pursuant to clause (i) of Section 5.1(a) or the corresponding provisions of the supplement or amendment to the Agreement governing such other Preferred Units, from the inception of the term of the Company, pro rata in accordance with the amounts necessary to fully allocate to each such holder the maximum amount allocable to such holder for such year (or other period) under this clause (iii), and (iv) thereafter, to the Members in accordance with their respective Percentage Interests.

     B. After giving effect to the special allocations set forth in Section 1 of Exhibit C attached hereto, Net Losses shall be allocated (i) first, to the Members in accordance with their respective Percentage Interests, until each Member's Adjusted Capital Account balance has been reduced to zero, excluding, for this purpose, the portion of any such Adjusted Capital Account balance attributable to Preferred Units; (ii) second, to the holders of Series A Preferred Units and to the holders of other Preferred Units that are pari passu with Series A Preferred Units, pro rata in accordance with their Adjusted Capital Account balances, until their Adjusted Capital Account balances have been reduced to zero; and (iii) thereafter, 100% to the Managing Member.

     C. With respect to allocations for the year in which the Series A Preferred Units are issued, before giving effect to the allocations set forth in paragraphs A, B and D of this Section 6.1, there shall be a one-time special allocation of an amount of Net Income to the holders of Series A Preferred Units in an amount per Series A Preferred Unit equal to the difference between (i) $1,000 and (ii) the amount of cash contributed to the Company by the holder of such Series A Preferred Unit in exchange for such Series A Preferred Unit.

                                  ARTICLE 7
                     MANAGEMENT AND OPERATIONS OF BUSINESS

     Section 7.1. Management.

     A. Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Company are and shall be vested in the Members. Notwithstanding the foregoing, but subject to the Non-Managing Members' approval and other rights as set forth herein, the Members hereby expressly irrevocably delegate to the Managing Member the sole responsibility for managing the business and affairs of the Company on a day to day basis in accordance with the Annual Budget. In addition to the powers granted to the Managing Member under any other provision of this Agreement, but subject to the Non-Managing Members' approval and other rights as set forth herein, the Managing Member shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Company in accordance with the Annual Budget and to effectuate the purposes of the Company set forth in Section 3.1, including, without limitation, the powers necessary to carry out the ordinary day to day management of the Company and any entity in which the Company directly or indirectly owns an interest. The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers or directors.

     B. Each of the Non-Managing Members agrees that the Managing Member is authorized to execute, deliver and perform any agreements and transactions on behalf of the Company without any further act, approval or vote of the Members, notwithstanding any other provision of this Agreement (except as otherwise provided herein, including in Section 7.2), the Act or any applicable 1aw, rule or regulation, to the fullest extent permitted under the Act or other applicable law, rule or regulation.

     C. At all times from and after the date hereof, the Managing Member may cause the Company to establish and maintain at any and all times working capital accounts and other cash or similar balances in such amounts as the Managing Member, in its reasonable discretion, deems appropriate and reasonable from time to time.

     D. Notwithstanding any provision herein to the contrary (other than Section 7.1.E), no power or right granted to the Managing Member pursuant to this Agreement shall have the effect of reducing the Managing Member's fiduciary duty applicable to a general partner under a Delaware general partnership to the Non-Managing Members.

     E. In the event that the Managing Member is also an Affiliate of Holdings (ignoring, for this purpose, the proviso to the definition of Affiliate in Section 1.01 hereof) and the Managing Member acquires knowledge of a potential transaction or matter which may be a corporate opportunity for both Holdings or any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, the Managing Member shall, to the fullest extent permitted by law, have no duty to communicate or offer such corporate opportunity to the Company or such Affiliate of the Company.

     Section 7.2. Restrictions on Managing Member Authority.

     A. The Managing Member may not take any action in contravention of an express prohibition or limitation of this Agreement without the written Consent of a Non-Managing Member Majority, or such other percentage of the Non-Managing Members Interests as may be specifically provided for under a provision of this Agreement for such action.

     B. Notwithstanding anything to the contrary contained in this Agreement, the Managing Member shall not take, nor shall it have the power to bind the Company or its subsidiaries with respect to or otherwise commit to take, any of the following decisions (collectively, the "Major Decisions"), in each case without the prior written Consent of a Non-Managing Member Majority:

          (1) the merger or consolidation involving the Company and/or any of its Subsidiaries with any other entity not directly or indirectly wholly-owned by the Company;

          (2) except as set forth in Section 14.1.B, any alteration, amendment, modification, supplement, termination, expiration, repeal or adoption of this Agreement or the Certificate of Formation;

          (3) the approval of, entry into or execution of any agreement or other binding arrangement to which each of (1) the Company or any of is Subsidiaries, on the one hand, and (2) the Managing Member or any of its Affiliates (other than the Company and its Subsidiaries), on the other hand, are parties or are otherwise bound, including, without limitation, loans, notes or other debt instruments from the Company to the Managing Member and vice versa, or any modification, alteration, amendment, supplement or termination of such agreements or binding arrangements;

          (4) subject to Section 8.6, the liquidation or dissolution of the Company or all or substantially all of its subsidiaries;

          (5) the disposition, directly or indirectly through one or more entities, of all or substantially all of the assets by the Company and any of its Subsidiaries;

          (6) the incurrence of any indebtedness in excess of a 55% loan-to-value ratio with respect to all of the Company's assets measured at the date of incurrence (including any financing or refinancing of the Company's assets (or any optional prepayment of such financing or refinancing)) or the creation of any material lien, security interest, encumbrance on any asset of the Company and any of its Subsidiaries;

          (7) any recapitalization, reclassification, combination, split or issuance of any Company Interests or other limited liability company interests, partnership interests, equity, capital or voting interests or other capital stock (collectively, "Interests") of the Company or any of its subsidiaries or any options, warrants or other rights to acquire any Interests, except (i) as set forth in Section 4.5.B, (ii) in the case of issuance of Company Units or Interests, in exchange for assets contributed to the Company and its subsidiaries and (iii) in the case of any subsidiary, the issuance of Interests by such subsidiary to the Company or to a wholly-owned and controlled subsidiary of the Company;

          (8) any expansion of the scope of the business or activities of the Company in any material respect;

          (9) the making of any distributions pursuant to Article 5, , including the withdrawal of capital, except (1) in the ordinary course of business and (2) for the exercise of the Redemption Right pursuant to Section 8.5;

          (10) any action that would jeopardize the qualification of Reckson as a real estate investment trust; and

          (11) approval of the Annual Budget.

     Section 7.3. Reimbursement of the Managing Member.

     Except as provided in this Section 7.3 and elsewhere in this Agreement (including the provisions of Articles 5 and 6 regarding distributions, payments, and allocations to which it may be entitled), the Managing Member shall not be compensated for its services as Managing Member of the Company.

     Section 7.4. Outside Activities of the Managing Member.

     Unless otherwise approved by the Non-Managing Members, none of the Managing Member or the LPT shall directly or indirectly enter into or conduct any business other than in connection with the ownership, acquisition and disposition of Company Interests (or, in the case of LPT, of interests in the US REIT) and, in the case of the US REIT, the management of the business of the Company, and in each case such activities as are incidental thereto.

     Section 7.5. Contracts with Affiliates.

     Subject to the provisions of Section 7.2, it is acknowledged that the Company may lend or contribute funds or other assets to, and enter into other arrangements with its Subsidiaries or the US REIT.

     Section 7.6. Indemnification.

     A. To the fullest extent permitted by Delaware law, the Company shall indemnify each Indemnitee from and against any and all out-of pocket losses, claims, damages, liabilities, expenses (including, without limitation, attorneys fees and other legal fees and expenses), judgments, fines and settlements (collectively, "Liabilities") arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to the operations or business of the Company as set forth in this Agreement, in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise, except to the extent such Indemnitee acted in bad faith, or with gross negligence or willful misconduct. Without limitation, the foregoing indemnity shall extend to any Liability of any Indemnitee, pursuant to a loan guaranty or otherwise for any indebtedness of the Company or any Subsidiary of the Company (including without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Managing Member is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this
Section 7.6 in favor of any Indemnitee having or potentially having liability for any such indebtedness. Any indemnification pursuant to this Section 7.6 shall be made only out of the assets of the Company, and neither the Managing Member nor any Non-Managing Member shall have any obligation to contribute to the capital of the Company, or otherwise provide funds, to enable the Company to fund its obligations under this Section 7.6.

     B. Reasonable expenses incurred by an Indemnitee who is a party to a proceeding shall be paid or reimbursed by the Company in advance of the final disposition of the proceeding, upon receipt by the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it shall be determined that the Indemnitee is not entitled to be indemnified as authorized in Section 7.6.A.

     C. The indemnification provided by this Section 7.6 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity unless otherwise provided in a written agreement pursuant to which such Indemnities are indemnified.

     D. The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company's activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

     E. In no event may an Indemnitee subject any of the Members to personal liability by reason of the indemnification provisions set forth in this Agreement.

     F. An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.6 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

     G. The provisions of this Section 7.6 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.6 or any provision hereof shall be prospective only and shall not in any way affect the Company's liability to any Indemnitee under this Section 7.6, as in effect immediately prior to such amendment, modification, or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     Section 7.7. Liability of the Managing Member.

     A. Notwithstanding anything to the contrary set forth in this Agreement, none of the Managing Member, its Affiliates (including, for this purpose, RAML and its Affiliates so long as RAML shall be the Responsible Entity of the
LPT), or any of their respective officers, directors, stockholders, partners, members, employees, representatives or agents or any officer, employee, representative or agent of the Company and its Affiliates (individually, a "Covered Person" and collectively, the "Covered Persons") shall be liable for monetary damages to the Company or any Members for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the Covered Person's conduct did not constitute an intentional misappropriation of Company funds or fraud, gross negligence, intentional misconduct or a breach of a fiduciary duty (if any) owed to the Company or its Members in the discharge of its duties under this Agreement.

     B. Subject to its obligations and duties as Managing Member set forth in
Section 7.1.A hereof, the Managing Member may exercise any of the powers granted to it by this

Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees and agents.

     C. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Covered Person's liability to the Company and the Non-Managing Members under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

     D. To the extent that, at law or in equity, a Covered Person has duties (including fiduciary duties) and liabilities relating thereto to the Company or to the Members that purport to be restricted or waived by this Agreement, any Covered Person acting under this Agreement or otherwise shall not be liable to the Company or to any Member for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person to the extent set forth herein.

     Section 7.8. Other Matters Concerning the Managing Member.

     A. The Managing Member may rely and shall be protected in acting, or refraining from acting, upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

     B. The Managing Member may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers, environmental consultants and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters which such Managing Member reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     C. The Managing Member shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and duly appointed attorneys-in-fact. Each such attorney shall, to the extent provided by the Managing Member in the power of attorney, have full power and authority to do and perform all and every act and duty which is permitted or required to be done by the Managing Member hereunder; provided that the Managing Member may revoke any such appointment or power of attorney at any time for any reason, effective immediately upon notice to the Company of notice of any such revocation.

     D. Except as set forth in Section 7.2.B.11, any action of the Managing Member on behalf of the Company or any decision of the Managing Member to refrain from acting on behalf of the Company, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the US REIT or Reckson to continue to qualify as a

REIT; or (ii) to avoid the US REIT or Reckson incurring any taxes under
Section 857 or Section 4981 of the Code, is expressly authorized under this Agreement and is deemed approved by all of the Non-Managing Members.

     Section 7.9. Title to Company Assets.

     Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively, shall have any ownership interest in such Company assets or any portion thereof by reason of being a Member. Title to any or all of the Company assets may be held in the name of the Company, the Managing Member or one or more nominees, as the Managing Member may determine in its reasonable discretion, including Affiliates of the Managing Member or a Non-Managing Member. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in the name of the Managing Member or any nominee or Affiliate of the Managing Member shall be held by the Managing Member for the use and benefit of the Company in accordance with the provisions of this Agreement; provided, however, that the Managing Member shall use its best efforts to cause beneficial and record title to such assets to be vested in the Company as soon as reasonably practicable. All Company assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

     Section 7.10. Reliance by Third Parties.

     Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume, absent knowledge or notice to the contrary, that the Managing Member has full power and authority, without consent or approval of any other Member or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and take any and all actions on behalf of the Company and such Person shall be entitled to deal with the Managing Member as if the Managing Member were the Company's sole party in interest, both legally and beneficially. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder, absent knowledge or notice to the contrary, that (i) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect; (ii) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company; and (iii) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

     Section 7.11. Removal of the Managing Member.

     A. The Managing Member cannot be removed by the Non-Managing Members except by a vote of the Non-Managing Member Majority under the following circumstances:

          (1) the Managing Member materially defaults in the performance or observance of any of its express material obligations hereunder and should such material default continue beyond the applicable Cure Period (as hereinafter described) after written notice from the Company designating such material default with specificity;

          (2) the Managing Member intentionally misappropriates Company funds or commits fraud, gross negligence, or material intentional misconduct in the discharge of duties; or

          (3) the Managing Member files a petition in bankruptcy, or a petition in bankruptcy is filed against the Managing Member, and such petition is not dismissed within a reasonable period of time, or a trustee, receiver or other custodian is appointed for a substantial part of Managing Member's assets and is not vacated within a reasonable period of time, or the Managing Member makes an assignment for the benefit of its creditors.

     B. The "Cure Period" granted to the Managing Member shall be ten (10) Business Days with respect to monetary defaults and thirty (30) days with respect to non-monetary defaults. The Cure Period for a non-monetary default shall be extended for a reasonable time in the event that the Managing Member is acting diligently in pursuing a cure

     C. If a Non-Managing Member Majority decides to remove the Managing Member, such Non-Managing Members (or a representative of them) shall deliver a written notice to the Managing Member setting forth the grounds for removal and bearing the signatures of the Non-Managing Member Majority. If the Managing Member disputes the grounds for removal or the sufficiency of the notice, the removal shall not be effective (if at all) until a court of competent jurisdiction has ruled on the matter.

     D. Upon its removal as Managing Member in accordance with this Section, the US REIT shall remain as a Member with all the rights of a Non-Managing Member under this Agreement.

     E. Prior to the removal of the Managing Member pursuant to this Section 7.11, the Non-Managing Member Majority shall appoint the successor Managing Member, whose appointment shall be effective immediately prior to the effective time of such removal.

     Section 7.12. Annual Budget

     The Managing Member shall be responsible for preparing and submitting to the Non-Managing Members for their approval a proposed budget and strategic operating plan with regard to the Company for the next fiscal year ("Annual Budget"). As soon as reasonably practical, but in any event within 30 calendar days after the date of this Agreement, the Managing Member shall prepare and submit to the Non-Managing Members, for their approval, the initial Annual Budget. In the absence of an approved Annual Budget, the Managing Member shall not have any authority to take any action, expend any sum, make any decision or incur any obligation on behalf of the Company with respect to any matter which by the express terms of this Agreement was contemplated to be included in an approved Annual Budget, without the consent or approval of a Non-Managing Member Majority. For each year thereafter, the Annual Budget shall be prepared in proposed form by the Managing Member and submitted by the

Managing Member to the Executive Committee in draft form by October 1 of each year with respect to the following fiscal year for approval no later than November 15 of each fiscal year with respect to the following fiscal year; provided, if the Managing Member should fail to timely prepare and submit in proposed form any such Annual Budget, the Non-Managing Members shall be authorized to prepare such Annual Budget.

                                  ARTICLE 8
                RIGHTS AND OBLIGATIONS OF NON-MANAGING MEMBERS

     Section 8.1. Limitation of Liability.

     Except as otherwise expressly required by the Act, the debts, obligations and liabilities of the Company or any Subsidiary, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company or the applicable Subsidiary, and no Member shall be obligated personally for any such debt, obligation or liability of the Company, solely by reason of being a member of the Company.

     Section 8.2. No Fiduciary Duty; No Obligation to Refer Corporate Opportunities; Outside Activities of Non-Managing Members.

     A. To the greatest extent permitted by law, no Non-Managing Member, no Affiliate of a Non-Managing Member (together with such Non-Managing Member, a "Non-Managing Member Party") and none of their respective officers, directors, employees or agents shall owe any fiduciary duty to, nor shall any Non-Managing Member Party (or any of their respective officers, directors, employees or agents) be liable for breach of fiduciary duty to, the Company, any Affiliate of the Company or any other holder of Company Interests or Affiliate of such holder (or any of their respective officers, directors, employees or agents or any holder of equity or other interests in any Affiliate of the Company). To the greatest extent permitted by law, in taking any action, making any decision or exercising any discretion with respect to the Company (including the exercise of its rights under Section 7.2.B hereof), each Non-Managing Member Party shall be entitled to consider such interests and factors as such Person desires, including its own interests and those of other Non-Managing Member Parties, and shall have no duty or obligation (1) to give any consideration to the interests of, or factors affecting the Company, the holders of Company Interests or any other Person, or (2) to abstain from participating in any vote or other action of the Company or any Affiliate thereof. Each Non-Managing Member Party (and its officers, directors, employees and agents) shall not violate a duty or obligation to the Company or the holders of Company Interests merely because such Person's conduct furthers such Person's own interest. Such Persons may lend money to and transact other business with the Company. The rights and obligations of any such Person who lends money to, contracts with, borrows from or transacts business with the Company are the same as those of a Person who is not involved with the Company, subject to other applicable law. To the greatest extent permitted by law, no transaction with the Company shall be voidable solely because any such Person has a direct or indirect interest in the transaction.

     B. In the event that any Non-Managing Member Party acquires knowledge of a potential transaction or matter which may be a corporate opportunity for any Non-Managing Member Party, on the one hand, and the Company or its Affiliates, on the other hand, such Non-

Managing Member Party shall, to the fullest extent permitted by law, have no duty to communicate or offer such corporate opportunity to the Company or such Affiliate of the Company, and such Non-Managing Member Party may freely undertake such corporate opportunity.

     C. Notwithstanding any provision to the contrary at law or in equity or in this Agreement, the Company and each Member acknowledges and agrees, on behalf of itself and its Affiliates, that each Non-Managing Member Party and its respective directors, officers, employees and agents shall be permitted to, and may, directly or indirectly, (1) engage in, (2) acquire, hold or otherwise have any interest in, (3) otherwise enter into any relationship or affiliation or otherwise undertake a joint venture or similar arrangement, whether as an individual, partner, owner, member, shareholder, director, officer, principal, agent, employee, trustee, or consultant, with any Person that shall directly or indirectly engage in, or (4) enter into any agreement, including any license agreement with respect to the use of its name or agreement in principle or letter of intent, with respect to, any activity or business of any nature or description (including, without limitation, any activity or business in direct competition with those conducted or engaged in by or on behalf of the Company or any of its Affiliates and including, without limitation, the acquisition, ownership, financing, leasing, operating, construction, rehabilitation, renovation, improvement, management and development of real property )whether or not such real property is directly or indirectly in competition with the Company or otherwise is of a type that would be within the business objectives of the Company) (collectively "Independent Ventures"), and shall owe no duty to refrain from engaging in any such Independent Ventures, notwithstanding its position as Non-Managing Member or any other relationship or affiliation with the Company and its Affiliates (including, in the case of Holdings, its affiliate status with the Managing Member). The Non-Managing Member or any of its subsidiaries or Affiliates shall have no obligation to present, or grant rights of first offer, refusal or other similar rights with respect to, any Independent Venture to the Company. The Company shall not have any rights by virtue of this Agreement in and to such Independent Venture or the income or profits derived therefrom, regardless of the location of such Independent Venture and whether or not such Independent Venture was presented to the Non-Managing Member or any of its subsidiaries or Affiliates as a direct or indirect result of its connection with the Company.

     D. Any person purchasing or otherwise acquiring any Company Interest shall be deemed to have notice of and to have consented to the provisions of this Section and to Section 7.1.E.

     E. Neither the alteration, amendment, termination, expiration or repeal of this Section or Section 7.1.E. nor the adoption of any provision of this Agreement inconsistent with this Section or Section 7.1.E. shall eliminate or reduce the effect of this Section in respect of any matter occurring, or any cause of action, suit or claim that, but for this Section or Section 7.1.E., would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

     Section 8.3. [Reserved].

     Section 8.4. Rights of Non-Managing Members Relating to the Company.

     A. In addition to the other rights provided by this Agreement or by the Act, and except as limited by Section 8.5.B hereof, each Non-Managing Member shall have the right, for a purpose reasonably related to such Non-Managing Member's interest as a Non-Managing Member in the Company, upon written demand with a statement of the purpose of such demand and at such Non-Managing Member's own expense (including such copying and administrative charges as the Managing Member may establish from time to time):

          (1) to obtain a copy of the Company's federal, state and local income tax returns for each Company Year;

          (2) to obtain a current list of the name and last known business, residence or mailing address of each Member;

          (3) to obtain a copy of this Agreement and the Certificate and all amendments thereto, together with executed copies of all powers of attorney pursuant to which this Agreement, the Certificate of Formation and all amendments thereto have been executed;

          (4) to obtain true and full information regarding the amount of cash and a description and statement of any other property or services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member;

          (5) to obtain information reasonably necessary to determine its Affiliates qualifications as a REIT and to properly file any reports or tax returns that it is obligated to file with the United States Securities and Exchange Commission, the Internal Revenue Service, or any other regulatory or governmental agency and

          (6) any reasonable request by the Non-Managing Members that does not interfere with the operations of the Company in any material respect or otherwise breach an existing confidentiality obligation to a third party.

     B. Notwithstanding any other provision of this Section 8.5, the Managing Member may keep confidential from the Non-Managing Members, for such period of time as the Managing Member determines in its reasonable discretion, any information that (i) the Managing Member reasonably believes to be in the nature of trade secrets or other information, the disclosure of which the Managing Member in good faith believes is not in the best interests of the Company or could damage the Company or its business; or (ii) the Company is required by law or by agreements with an unaffiliated third party to keep confidential.

     Section 8.5. Redemption/Exchange Right.

     A. Subject to Sections 8.5.B, 8.5.C and 8.5.D hereof, on or after the date two (2) years after the closing of the initial public offering of LPT Units by the LPT, each Non-Managing Member shall have the right (the "Redemption Right") to require the Company to redeem on a Specified Redemption Date all or a portion of the Company Units held by such Non-Managing Member (as specified by the applicable Redeeming Member) on the applicable

Specified Redemption Date at a redemption price per Company Unit equal to and in the form of the Cash Amount to be paid by the Company. The Redemption Right shall be exercised pursuant to a Notice of Redemption delivered to the Company (with a copy to the US REIT) by the Non-Managing Member who is exercising the redemption right (the "Redeeming Member"); provided, however, that the Company shall not be obligated to satisfy such Redemption Right if the US REIT elects to purchase the Company Units subject to the Notice of Redemption pursuant to
Section 8.5.B. A Non-Managing Member may not exercise the Redemption Right for less than one thousand (1,000) Company Units at any one time or, if such Non-Managing Member holds less than one thousand (1,000) Company Units, all of the Company Units held by such Non-Managing Member. The Redeeming Member shall have no right, with respect to any Company Units so redeemed, to receive any distributions paid on or after the Specified Redemption Date. Any Company Units redeemed by the Company pursuant to this Section 8.5.A shall be cancelled upon such redemption.

     B. Notwithstanding the provisions of Section 8.5.A, a Non-Managing Member that exercises the Redemption Right shall be deemed to have offered to sell the Company Units described in the Notice of Redemption to the US REIT, and the US REIT may, in its sole and absolute discretion, elect to purchase directly and acquire such Company Units by paying to the Redeeming Member either the Cash Amount or with a number of common shares of the US REIT (the "US REIT Shares Amount") of equivalent value, as elected by the US REIT (in its sole and absolute discretion), on the Specified Redemption Date, whereupon the US REIT shall acquire the Company Units offered for redemption by the Redeeming Member and shall be treated for all purposes of this Agreement as the owner of such Company Units. If the US REIT shall elect to exercise its right to purchase Company Units under this Section 8.5.B with respect to a Notice of Redemption, it shall so notify the Redeeming Member within five Business Days after the receipt by it of such Notice of Redemption. Unless the US REIT (in its sole and absolute discretion) shall exercise its right to purchase Company Units from the Redeeming Member pursuant to this Section 8.5.B, the US REIT shall not have any obligation to the Redeeming Member or the Company with respect to the Redeeming Member's exercise of the Redemption Right. In the event the US REIT shall exercise its right to purchase Company Units with respect to the exercise of a Redemption Right in the manner described in the first sentence of this Section 8.5.B, the Company shall have no obligation to pay any amount to the Redeeming Member with respect to such Redeeming Member's exercise of such Redemption Right, and each of the Redeeming Member, the Company, and the US REIT shall treat the transaction, for federal income tax purposes, as a sale of the Redeeming Member's Company Units to the US REIT.

     C. If the US REIT shall elect to satisfy its purchase of Company Units under Section 8.5.B through the issuance of the US REIT Share Amount, then the LPT shall agree to grant to the Redeeming Member the right to require the LPT to immediately and irrevocably exchange (the "Exchange Right") such US REIT Share Amount for the applicable LPT Unit Amount on a Specified Exchange Date which shall be the same date (or later date at the option of the Exchanging Member) as the Specified Redemption Date. The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Company (with a copy to the US REIT and the LPT) by the Non-Managing Member who is exercising the Exchange Right. Each Redeeming Member agrees to execute such documents as the US REIT may reasonably require in connection with the issuance of the US REIT Share Amount upon exercise of the Redemption

Right, and each Redeeming Member who is exercising its Exchange Right (an "Exchanging Member") agrees to execute such documents as the LPT may reasonably require in connection with the issuance of the LPT Unit Amount upon such exercise. In the event that the Exchange Right shall be elected, the LPT shall take all action necessary to issue and deliver on the Specified Exchange Date to the Exchanging Member, an amount of LPT Units equal to the LPT Unit Amount, which LPT Units shall be newly issued, fully paid, and non-assessable and free and clear of all liens and other encumbrances of any kind. In case of any reclassification of the LPT Units (including, but not limited to, any reclassification upon a consolidation or merger in which the Company is the continuing corporation) into securities other than LPT Units, for purposes of this Section 8.5.C, the LPT may thereafter deliver to the Exchanging Member, the kind and amount of shares of such securities receivable upon such reclassification by a holder of the number of LPT Units equal to the LPT Unit Amount immediately prior to such reclassification.

     D. Notwithstanding the provisions of Section 8.5.C, if the LPT would be prohibited for any reason (including by reason of insufficient authorized and unissued LPT Units under the Constitution of the LPT or that such issuance is prohibited under applicable law) from issuing on the Specified Exchange Date all or a portion of the LPT Units otherwise issuable to the Exchanging Member upon exercise of its Exchange Right pursuant to Section 8.5.C), the LPT, the REIT or the Company, as determined among them, shall be required to pay the Cash Amount to the Exchanging Member for all or a portion of the US REIT Share Amount on the applicable Specified Exchange Date. Notwithstanding the foregoing, Holdings agrees that it will not submit a Notice of Exchange or Notice of Redemption with respect to that portion of the US REIT Share Amount representing an LPT Unit Amount that is greater than 19.9% of the then outstanding LPT Units, unless such issuance of LPT Units complies with applicable law.

     E. In connection with any LPT Units delivered to any Exchanging Member upon the exchange of all or a portion of the US REIT Share Amount held by such Exchanging Member, it is intended that such Exchanging Member be able to freely resell publicly such LPT Units under applicable law without restriction. The LPT agrees, at its sole cost and expense, to make any filings, cause any registrations or take any other actions required to permit such resale promptly following the receipt of the LPT Units. In the event that
(i) the Redeeming Member is not able to freely resell publicly any LPT Units which would be issued to it under Section 8.5.C due to restrictions under applicable law; and (ii) at the time the LPT Units would otherwise be issued to the Exchanging Member under Section 8.5.C, RAML (or any successor to RAML that is a controlled Affiliate of Holdings) is not the "Responsible Entity" of the LPT for any reason, then the LPT, the REIT or the Company, as determined among them, shall be required to pay the Cash Amount to the Redeeming Member for the redeemed Company Units on the applicable Specified Redemption Date.

     F. In connection with a redemption by the US REIT of any or all of the Series A Preferred Stock, the Managing Member shall have the right to cause the Company to redeem all or a portion of the Series A Preferred Units that the US REIT holds, and such redemption proceeds shall be distributed to the US REIT pursuant to the provisions of Section 5.1(b).

     Section 8.6. Right to Compel Liquidation.

     Notwithstanding anything herein to the contrary, in the event RAML (or any successor to RAML that shall be a controlled Affiliate of Holdings) is replaced as the Responsible Entity of the LPT for any reason (the "RE Trigger Event"), then Holdings may, at its option and in its sole discretion, cause the liquidation of the Company in accordance with Section 13.1.

     Section 8.7. Right of First Refusal

     A. In connection with the sale of any of the Company's asset or the exercise by Holdings of its right pursuant to Section 8.6, the Broker appointed in accordance with Section 13.2 shall establish and manage the process for disposing of such asset(s). If the Broker receives a bona fide offer (a "ROFR Offer") from a third party to purchase (through any form of transaction) all or any portion of the Company's assets or properties or any interest therein (including, for the avoidance of doubt, any assets or properties of any direct or indirect Subsidiary of the Company, collectively, the "ROFR Property"), the Broker shall promptly deliver to Holdings a copy of each such ROFR Offer (and if there is more than one ROFR Offer with respect to a ROFR Property, the Broker shall select and deliver to Holdings the ROFR Offer or ROFR Offers that the Broker recommends be accepted (taking into account the objective of the Broker to obtain one or more ROFR Offers which maximize proceeds for all of the properties while providing an acceptable level of certainty that the transactions will be completed). Holdings may, within thirty (30) Business Days thereafter, elect to purchase the relevant ROFR Property on substantially the same terms and conditions as those set forth in such ROFR Offer or ROFR Offers (provided that in the case of multiple ROFR Offers recommended by the Broker, Holdings may elect to acquire the relevant ROFR Property on the basis of any or all of those ROFR Offers).

     B. If Holdings shall not accept the applicable ROFR Offer within such thirty (30) Business Day period, the Company shall be permitted to sell the applicable ROFR Property to any Person upon terms and conditions no more favorable than those set forth in the applicable ROFR Offer; provided that in the event that a sale is not consummated within six (6) months after such thirty (30) Business Day period or is otherwise terminated or abandoned, the Managing Member shall again offer the ROFR Property to Holdings in accordance with the foregoing provisions prior to any sale of the ROFR Property.

     C. If Holdings shall elect to acquire such ROFR Property in accordance with the foregoing provisions, Holdings and the Company shall use their respective commercially reasonable efforts to enter into a purchase and sale agreement or contribution agreement in a form drafted by counsel for Holdings and reasonably satisfactory to the Company that shall incorporate the terms and conditions of the applicable ROFR Offer and other aspects of the acquisition or contribution (and such other customary terms and conditions for a purchase agreement of this type) within thirty (30) days of such election and to consummate the purchase and sale contemplated thereby as promptly as practicable thereafter. However, in no event shall Holdings be obligated to consummate the purchase and sale of the ROFR Property any earlier than ninety
(90) days after the outside due date of the notice to the Broker of Holdings' election to purchase the ROFR Property.

                                  ARTICLE 9
                    BOOKS, RECORDS, ACCOUNTING AND REPORTS

     Section 9.1. Records and Accounting.

     The Managing Member shall keep or cause to be kept at the principal office of the Company those records and documents required to be maintained by the Act and other books and records deemed by the Managing Member to be appropriate with respect to the Company's business, including, without limitation, all books and records necessary to provide to the Non-Managing Members any information, lists and copies of documents required to be provided pursuant to Section 9.3 and required to be made available pursuant to Section 8.4.A.(1)-(4). Any records maintained by or on behalf of the Company in the regular course of its business may be kept on, or be in the form of, punch cards, magnetic tape, photographs, micrographics or any other information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with U.S. generally accepted accounting principles.

     Section 9.2. Fiscal Year.

     The fiscal year of the Company shall be the calendar year.

     Section 9.3. Reports.

     A. As soon as practicable, but in no event later than seventy five (75) days after the close of each Company Year, the Managing Member shall cause to be mailed to each Non-Managing Member as of the close of the Company Year, an annual report containing financial statements of the Company (including notes thereto) for such Company Year, presented in accordance with U.S. generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the Managing Member.

     B. As soon as practicable, but in no event later than twenty five (25) days after the close of each calendar quarter (except the last calendar quarter of each year), the Managing Member shall cause to be mailed to each Non-Managing Member as of the last day of the calendar quarter, a report containing unaudited financial statements of the Company (including notes thereto) and such other information as may be required by applicable law or regulation, or as the Managing Member determines to be appropriate.

                                  ARTICLE 10
                                 TAX MATTERS

     Section 10.1. Preparation of Tax Returns.

     The Managing Member shall arrange for the preparation and timely filing of all returns of Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable efforts to furnish, within one hundred and eighty (180) days of the close of each taxable year, the tax information reasonably required by Non-Managing Members for federal and state income tax reporting purposes.

     Section 10.2. Tax Elections.

     Except as otherwise provided herein, the Managing Member shall, in its reasonable discretion, determine whether to make or revoke any available tax election pursuant to the Code (including, without limitation, an election under Section 754 of the Code) that is in the best interest of the Members. Notwithstanding the above, in making or revoking any such tax election, the Managing Member shall not make or revoke any election that would jeopardize the qualification of US REIT or Reckson as a REIT for tax purposes. The Company shall elect to deduct expenses, if any, incurred by it in forming the Company ratably over a sixty (60) month period as provided in Section 709 of the Code.

     Section 10.3. Tax Matters Partner.

     A. The Managing Member shall be the "tax matters partner" of the Company for federal income tax purposes. Pursuant to Section 6230(e) of the Code, upon receipt of notice from the IRS of the beginning of an administrative proceeding with respect to the partnership, the tax matters partner shall furnish the IRS with the name, address, taxpayer identification number, and profit interest of each of the Non-Managing Members and the assignees, which information shall be provided to the Company by the Non-Managing Members and the assignees.

     B. The tax matters partner is authorized, but not required:

          (1) to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Partner for income tax purposes (such administrative proceedings being referred to as a "tax audit" and such judicial proceedings being referred to as "judicial review"), and in the settlement agreement the tax matters partner may expressly state that such agreement shall bind all Members, except that such settlement agreement shall not bind any Partner (i) who (within the time prescribed pursuant to the Code and Regulations) files a statement with the IRS providing that the tax matters partner shall not have the authority to enter into a settlement agreement on behalf of such Partner; or (ii) who is a "notice partner" (as defined in Section 6231(a)(8) of the Code) or a member of a "notice group" (as defined in Section 6223(b)(2) of the Code) ;

          (2) in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Partner for tax purposes (a "final adjustment") is mailed to the tax matters partner, to seek judicial review of such final adjustment, including the filing of a petition for readjustment with the Tax Court or the filing of a complaint for refund with the United States Claims Court or the District Court of the

               United States for the district in which the Company's principal place of business is located;

          (3) to intervene in any action brought by any other Partner for judicial review of a final adjustment;

          (4) to file a request for an administrative adjustment with the IRS and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

          (5) to enter into an agreement with the IRS to extend the period for assessing any tax which is attributable to any item required to be taken account of by a Partner for tax purposes, or an item affected by such item; and

          (6) to take any other action on behalf of the Members or the Company in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

     The taking of any action and the incurring of any expense by the tax matters partner in connection with any such proceeding, except to the extent required by law, is a matter in the reasonable discretion of the tax matters partner and the provisions relating to indemnification of the Managing Member set forth in Section 7.6 of this Agreement shall be fully applicable to the tax matters partner in its capacity as such.

     C. The tax matters partner may not, without the prior written consent of Holdings, consent to or otherwise agree to any matter that could result in the disqualification of Reckson as a REIT or subject Reckson to any tax on a prohibited transaction.

     D. The tax matters partner shall receive no compensation for its services. All third party costs and expenses incurred by the tax matters partner in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Company. Nothing herein shall be construed to restrict the Company from engaging an accounting and/or law firm to assist the tax matters partner in discharging its duties hereunder, so long as the compensation paid by the Company for such services is reasonable.

     Section 10.4. Classification as Partnership.

     The parties hereto intend the Company to be classified as a partnership for federal income tax purposes effective as of the date of this Agreement. The Managing Member as the tax matters partner shall, for and on behalf of the Company, take all steps as may be requires to maintain the Company's classification as a partnership for federal income tax purposes.

     Section 10.5. Withholding.

     A. The Managing Member shall, on behalf of the Company, withhold from, or pay on behalf of or with respect to a Member any amount of federal, state, local, or foreign taxes that the Managing Member determines that the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Sections 1441, 1442, 1445, or 1446 of the Code. Any amount paid on behalf of or with respect to such Member shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within fifteen (15) days after such payment is made by the Company (provided, however, that the Managing Member shall provide written notice to a Non-Managing Member with respect to which a payment is made within two (2) business days of the time at which such payment is made) unless (i) the Company withholds such payment from a distribution which would otherwise be made to such Member; or (ii) the Managing Member determines, in its reasonable discretion, that such payment may be satisfied out of the available funds of the Company which would, but for such payment, be distributed to such Member. Any amounts withheld pursuant to the foregoing clauses (i) or (ii) shall be treated as having been distributed to such Member.

     B. If a Non-Managing Member fails to pay any amounts owed to the Company pursuant to this Section 10.5 when due, the Managing Member may, in its reasonable discretion, elect to make the payment to the Company on behalf of such defaulting Non-Managing Member, and in such event shall be deemed to have loaned such amount to such defaulting Non-Managing Member and shall succeed to all rights and remedies of the Company against such defaulting Non-Managing Member. Without limitation, in such event the Managing Member shall have the right to receive distributions that would otherwise be distributable to such defaulting Non-Managing Member until such time as such loan, together with all interest thereon, has been paid in full, and any such distributions so received by the Managing Member shall be treated as having been distributed to the defaulting Non-Managing Member and immediately paid by the defaulting Non-Managing Member to the Managing Member in repayment of such loan. Any amounts payable by a Non-Managing Member hereunder shall bear interest at the lesser of (A) the prime rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four (4) percentage points, or (B) the maximum lawful rate of interest on such obligation, such interest to accrue from the date such amount is due (i.e., fifteen (15) days after demand) until such amount is paid in full. Each Non-Managing Member shall take such actions as the Company or the Managing Member shall request in order to perfect or enforce the security interest created hereunder.

     Section 10.6. Compliance With REIT Operating Requirements.

     The Company shall be operated in a manner that, in the sole judgment of the Managing Member, will not adversely affect the qualification of US REIT or Reckson as a REIT under sections 856 to 860 of the Code. The Managing Member shall have the authority to take such actions or refrain from taking such actions either individually or on behalf of the Company as it determines in its reasonable discretion to be in furtherance of the preceding sentence.

                                  ARTICLE 11
                           TRANSFERS AND WITHDRAWALS

     Section 11.1. General.

     A. The term "transfer," when used in this Article 11 with respect to a Company Interest, shall be deemed to refer to a transaction by which the Member purports to assign all or any part of its direct ownership interest in its Company Interest or other Interest in the Company to another Person and includes a sale, assignment, gift, pledge, encumbrance, hypothecation, mortgage, exchange or any other disposition by law or otherwise, including any agreement to transfer in the future. The term "transfer" when used in this
Article 11 does not include (i) any redemption of Company Interests by the Company from a Non-Managing Member or (ii) any transfer of Company Interests pursuant to Section 8.5.

     B. No Company Interest or other Interest in the Company shall be transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. Any transfer or purported transfer of a Company Interest or other Interest in the Company not made in accordance with this Article 11 shall be null and void.

     Section 11.2. Transfers.

     A. The Managing Member may not transfer any of its Company Interest or other Interest in the Company or withdraw as a Member (including as a Managing Member) without the Consent to such transfer or withdrawal by a Non-Managing Member Majority. Such Consent shall not be unreasonably withheld.

     B. Subject to the provisions of Section 11.3(A), no Non-Managing Member may transfer any of its Company Interest or other Interest in the Company or withdraw as a Member without the Consent to such transfer or withdrawal by the Managing Member. Such Consent shall not be unreasonably withheld.

     C. Notwithstanding anything herein to the contrary, each Member who transfers a Company Interest (or a portion thereof) shall be deemed to have transferred the entire Company Interest, including the Company Units and the balance in the Capital Account with respect to such Company Interest (or, if a portion of a Company Interest is being transferred, such number of Company Units and a proportionate amount of the balance in the Capital Account with respect to such Company Units) to the transferee.

     Section 11.3. Permitted Transfers.

     A. A Non-Managing Member may, from time-to-time and in its sole discretion, without the consent of the other Members, transfer its Company Interest or other Interest in the Company in whole or in part to (i) any Affiliate of the Non-Managing Member or (ii) in connection with any pledge of its interest as security for any borrowings by the Non-Managing Member from a lender not Affiliated with such Non-Managing Member, provided such transferee agrees to be bound by all the terms, conditions and provisions of this Agreement (including the provisions of this Article 11).

     B. Any permitted transfer pursuant to subsection (A) above shall not relieve the transferor of any of its obligations prior to such transfer. Subject to Sections 11.4 and 11.5, any transferee of a Company Interest or other Interest in the Company pursuant to this Section 11.3 shall become a substitute Member of the Company and each Member and its permitted transferee(s) shall be treated as one Member for all purposes of this Agreement.

     Section 11.4. Transferees.

     A. Notwithstanding anything to the contrary contained in this Agreement, no transfer of all or any part of any Company Interest or other Interest in the Company shall be made (a) except in compliance with all applicable securities laws, (b) if such transfer would violate any loan commitment or agreement or any mortgage, deed of trust or other security instrument encumbering all or any portion of the Company's asset, and (c) the transferee agrees to become a Member and be bound by the terms of this Agreement. Further, no transferee of all or any portion of any Company Interest or other Interest in the Company shall be admitted as a substitute Member unless (i) such Company Interest or other Interest in the Company is transferred in compliance with the applicable provisions of this Agreement, and (ii) such transferee shall have executed and delivered to the Company such instruments as the Managing Member reasonably deems necessary or desirable to effectuate the admission of such transferee as a Member and to confirm the agreement of such transferee to be bound by all the terms, conditions and provisions of this Agreement with respect to such Interest. As promptly as practicable after the admission of any Person as a Member, the books and records of the Company shall be changed to reflect such admission. All reasonable costs and expenses incurred by the Company in connection with any transfer of any Company Interest or other Interest in the Company and, if applicable, the admission of any transferee as a Member shall be paid by such transferee.

     Section 11.5. Effect of Transfer Not in Compliance with This Article.

     Any purported transfer of all or any part of a Member's Company Interest or other Interest in the Company, or any interest therein, that is not in compliance with this Article 11 shall, to the fullest extent permitted by law, be void and shall be of no effect.

     Section 11.6. Override on Permitted Transfers.

     A. It is expressly understood and agreed that any transfer permitted pursuant to this Article 11 shall in all instances be prohibited (and, if consummated, shall be void ab initio) if such transfer does not comply with all applicable laws, rules and regulations and other requirements of governmental authorities, including, without limitation, Executive Order 13224 (September 23, 2001), the rules and regulations of the Office of Foreign Assets Control, Department of Treasury, and any enabling legislation or other Executive Orders in respect thereof.

                                  ARTICLE 12
                             ADMISSION OF MEMBERS

     Section 12.1. Admission of Additional Members.

     A. No person may be admitted as an additional Member of the Company (other than as a substitute Member in connection with a permitted transfer in accordance with Section 11.2.C. or the LPT in accordance with Section 8.5) without the consent of a Non-Managing Member Majority, except in connection with the issuance of Company Units or other Interests in exchange for assets contributed to the Company.

     B. Any additional or substitute Member admitted to the Company shall execute and deliver documentation in form satisfactory to the Managing Member accepting and agreeing to be bound by this Agreement, and such other documentation as the Managing Member shall reasonably require in order to effect such Person's admission as an additional Member. The admission of any Person as an additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company following the consent to such admission.

                                  ARTICLE 13
                          DISSOLUTION AND TERMINATION

     Section 13.1. Dissolution.

     The Company shall not be dissolved by the admission, withdrawal or removal of any Member (including the Managing Member) in accordance with the terms of this Agreement. The Company shall dissolve, and its affairs shall be wound up, only upon the first to occur of any of the following ("Liquidating Events"):

     A. Holdings shall elect to cause a liquidation of the Company upon the occurrence of an RE Trigger Event in accordance with Section 8.6;

     B. the termination of the legal existence of the last remaining Member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining Member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act;

     C. an event of withdrawal of the Managing Member, as defined in the Act, other than by reason of an event of bankruptcy as defined in the Act, unless within ninety (90) days after such event of withdrawal not less than a majority in interest of the remaining Members (or such greater percentage in interest as may be required by the Act and determined in accordance with the
Act), shall determine to continue the business of the Company and to the appointment, effective as of the date of withdrawal, of a successor Managing Member;

     D. subject to Section 7.2, an election to dissolve the Company made by the Managing Member;

     E. entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

     F. the sale of all or substantially all of the assets and properties of the Company; or

     G. a final and non-appealable judgment is entered by a court of competent jurisdiction ruling that the Managing Member is bankrupt or insolvent, or a final and non-appealable order for relief is entered by a court with appropriate jurisdiction against the Managing Member, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect (hereinafter referred to as an "Event of Bankruptcy," and such term as used herein is intended and shall be deemed to supersede and replace the events of withdrawal described in Section 17- 402(a)(4) and (5) of the Act), unless prior to the entry of such order or judgment all of the remaining Members (excluding, for this purpose, the Managing Member) determine to continue the business of the Company and to the appointment, effective as of a date prior to the date of such order or judgment, of a substitute Managing Member.

     Section 13.2. Winding Up.

     A. Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets, and satisfying the claims of its creditors and Members. Subject to Section 8.2, no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company's business and affairs. The Managing Member, or, in the event there is no remaining Managing Member, any Person elected by a majority in interest of the Non-Managing Members (the Managing Member or such other Person being referred to herein as the "Liquidator"), shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company's liabilities and property and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof (which may include (and, in the event of Liquidation Event arising as a result of a RE Trigger Event Company, shall include) the retention of an unaffiliated third party broker (the "Broker") to market the Company and its properties for sale and to solicit buyers for the Company and/or its properties), and the proceeds therefrom shall be applied and distributed in the following order:

          (1) First, in satisfaction of all of the Company's debts and liabilities to creditors, including Members in their capacity as creditors (whether by payment or the making of reasonable provision for payment thereof);

          (2) Second, to the Members holding Series A Preferred Units or other Preferred Units that are pari passu with Series A Preferred Units, an amount equal to the aggregate liquidation preference with respect to such Series A Preferred Units and other Preferred Units plus any accrued but unpaid distributions with respect to such Series A Preferred Units or other Preferred Units (such amounts paid with respect to accrued distributions to be treated, for purposes of Section 6.1.A., as if they were distributions made pursuant to clause (i) of
               Section 5.1(a)), pro rata in accordance with the aggregate liquidation preference plus accrued distributions of such Preferred Units held by each such Member; and

          (3) Third, to the Managing Member and Non-Managing Members pro rata in accordance with their positive Capital Account balances, after giving effect to all contributions, distributions, and allocations for all periods; and

          (4) The balance, if any, to Members pro rata in accordance with their ownership of Company Units.

The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article 13.

     B. Notwithstanding the provisions of Section 13.2.A hereof which require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company the Liquidator determines that an immediate sale of part or all of the Company's assets would be impractical or would cause undue loss to the Members, the Liquidator may, in its reasonable discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Members as creditors) and/or distribute to the Members, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2.A hereof, undivided interests in such Company assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Members, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

     C. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Managing Member and Non-Managing Members pursuant to this Article 13 may be:

          (1) distributed to a trust established for the benefit of the Managing Member and Non-Managing Members for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company or the Managing Member arising out of or in connection with the Company. The assets of any such trust shall be distributed to the Managing Member and Non-Managing Members from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Managing Member and Non-Managing Members pursuant to this Agreement; or

          (2) withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Managing Member and Non-Managing Members in the manner and order of priority set forth in
               Section 13.2.A as soon as practicable.

     Section 13.3. Compliance with Timing Requirements of Regulations.

     In the event the Company is "liquidated" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article 13 to the Managing Member and Non-Managing Members who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Member has a deficit balance in his Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), such Member shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

     Section 13.4. Deemed Termination of the Company.

     Notwithstanding any other provision of this Article 13, if the Company is deemed "terminated" under Section 708(b)(1)(B) of the Code, for federal income tax purposes and for purposes of maintaining Capital Accounts pursuant to Exhibit B hereto, the Company shall be deemed to have (i) contributed the property in kind, subject to all Company liabilities, to a new limited liability company in exchange for 100% of the member interests therein and then (ii) liquidated by distributing the member interests in the new limited liability company to the Members in accordance with their Percentage Interests. The Capital Accounts of the Members immediately after the deemed occurrence of (i) and (ii) above shall equal their respective Capital Accounts immediately prior to the deemed occurrence of (i) and (ii) above.

     Section 13.5. Rights of Members.

     Except as otherwise provided in this Agreement, each Member shall look solely to the assets of the Company for the return of its Capital Contributions and shall have no right or power to demand or receive property other than cash from the Company. Except as otherwise provided in this Agreement, no Member shall have priority over any other Member as to the return of its Capital Contributions, distributions, or allocations.

     Section 13.6. Notice of Dissolution.

     In the event a Liquidating Event occurs or an event occurs that would, but for the provisions of an election or objection by one or more Members pursuant to Section 13.1, result in a dissolution of the Company, the Managing Member shall, within thirty (30) days thereafter, provide written notice thereof to each of the Members.

     Section 13.7. Termination of Company and Cancellation of Certificate of Formation.

     Upon the completion of the winding-up of the Company and liquidation of its assets, as provided in Section 13.2 hereof, the Company shall be terminated by filing a certificate of cancellation with the Secretary of State of the State of Delaware, canceling all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware and taking such other actions as may be necessary to terminate the Company.

     Section 13.8. Reasonable Time for Winding-Up.

     A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Members during the period of liquidation.

     Section 13.9. Waiver of Partition.

     Each Member hereby waives any right to partition of the Company property.

                                  ARTICLE 14
                     AMENDMENT OF LLC AGREEMENT; MEETINGS

     Section 14.1. Amendment of Company Agreement.

     A. Amendments to this Agreement may only be proposed by the Managing Member or by any Non-Managing Members (other than the Company) holding in the aggregate ten percent (10%) or more of the Company Units. Following such proposal, the Managing Member shall submit any proposed amendment to the Non-Managing Members. The Managing Member shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate as promptly as practicable (with such written vote to be solicited, or such meeting to be held, no more than 30 days after any proposal by Non-Managing Members). For purposes of obtaining a written vote, the Managing Member may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a vote which is consistent with the Managing Member's recommendation with respect to the proposal. Except as provided in Section 2.2.C., 7.2., 14.1.B, or 14.1.C, a proposed amendment shall be adopted and be effective as an amendment hereto or to the Certificate of Formation if it is approved by the Managing Member and it receives the Consent of Members holding a majority of the Percentage Interests of the Non-Managing Members.

     B. Notwithstanding Section 14.1.A, the Managing Member shall have the power, without the consent or approval of the Non-Managing Members to amend this Agreement or the Certificate of Formation as may be required to implement any of the following purposes:

          (1) to reflect the admission, substitution, termination, or withdrawal of Members in accordance with this Agreement;

          (2) to reflect a change that is of an inconsequential nature and does not adversely affect the Non-Managing Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions; and

          (3)  to comply with the last sentence of Section 2.2C.

The Managing Member shall provide prompt written notice to the Non-Managing Members when any action under this Section 14.1.B is taken.

     C. Notwithstanding Section 14.1.A and 14.1.B hereof, this Agreement shall not be amended without the Consent of each Member adversely affected thereby if such amendment would (i) modify the limited liability of a Non-Managing Member in a manner adverse to such Non-Managing Member; (ii) alter rights of the Member to receive distributions pursuant to Article 5 or Article 13, or the allocations specified in Article 6 (except as permitted pursuant to Section 4.2 hereof); (iii) alter or modify the Redemption Right and LPT Unit Amount as set forth in Section 8.5, and the related definitions, in a manner adverse to such Member; (iv) cause the termination of the Company prior to the time set forth in Sections 2.5 or 13.1; or (v) amend this

Section 14.1.C. Further, no amendment may alter the restrictions on the Managing Member's authority set forth in Section 7.2 without the Consent specified in that section.

     Section 14.2. Meetings of the Members.

     A. Meetings of the Members may be called by the Managing Member and shall be called upon the receipt by the Managing Member of a written request by Non-Managing Members holding in the aggregate ten percent (10%) or more of the Company Units. The request shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members not less than thirty (30) days after receipt of such written request, if applicable, and not less than seven (7) days nor more than thirty (30) days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Whenever the vote or Consent of the Members is permitted or required under this Agreement, such vote or Consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in Section 14.1.A hereof. Except as otherwise expressly provided in this Agreement, the Consent of holders of a majority of the Percentage Interests held by the Members shall control.

     B. Any action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent setting forth the action so taken is signed by the Managing Member and a Non-Managing Member Majority (or such other percentage as is expressly required by this Agreement); provided that in the event that only the consent or approval of the Non-Managing Members shall be required for any action, any such action required or permitted to be taken at a meeting of the Members may be taken without a meeting if a written consent setting forth the action so taken is signed by a Non-Managing Member Majority (or such other percentage as is expressly required by this Agreement). Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of the Members or Non-Managing Members, as applicable, taken at a duly called and held meeting. Such consent shall be filed with the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

     C. Each Non-Managing Member may authorize any Person or Persons to act for him by proxy on all matters in which a Non-Managing Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Non-Managing Member or his attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Non-Managing Member executing it, such revocation to be effective upon the Company's receipt of written notice of such revocation from the Non-Managing Member executing such proxy.

     D. Each meeting of the Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person reasonably deems appropriate.

                                  ARTICLE 15
                              GENERAL PROVISIONS

     Section 15.1. Addresses and Notice.

     Any notice, demand, request or report required or permitted to be given or made to a Member or assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication to the Member or assignee at the address set forth in Exhibit A or such other address of which the Member shall notify the Managing Member in writing.

     Section 15.2. Titles and Captions.

     All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

     Section 15.3. Pronouns and Plurals.

     Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     Section 15.4. Further Action.

     The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     Section 15.5. Binding Effect.

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     Section 15.6. Creditors.

     Other than as expressly set forth herein with respect to the Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

     Section 15.7. Waiver.

     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition. The waiver by any Member or manager of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach hereunder. All rights and remedies existing under this Agreement are cumulative and are not exclusive of any rights or remedies otherwise available.

     Section 15.8. Counterparts.

     This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

     Section 15.9. Applicable Law.

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflict of laws.

     Section 15.10. Invalidity of Provisions.

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     Section 15.11. Entire Agreement.

     This Agreement contains the entire understanding and agreement among the Members with respect to the subject matter hereof and supersedes the Original Agreement and any other prior written or oral understandings or agreements among them with respect thereto, other than agreements set forth on Exhibit E.

     Section 15.12. Waiver of Notice.

     Whenever any notice is required to be given to any Member under the provisions of the Act or this Agreement, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any meeting of the Members (if any shall be called) need be specified in any waiver of notice of such meeting.

     Section 15.13. Third Party Beneficiaries.

     Except as provided in Section 7.6 and Section 8.2: (i) none of the provisions of this Agreement shall be for the benefit of or enforceable by any creditor of the Company or by any creditor of any of the Members and (ii) nothing in this Agreement shall be deemed to create any right in any person not a party hereto, and this instrument shall not be construed in any respect to be a contract in whole or in part for the benefit of any third person.

     Section 15.14. Venue

     Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement, the organizational documents of any Subsidiary or the transactions contemplated hereby or thereby may be brought in any state or federal court in the City of New York, New York and each Member hereby consents to the exclusive jurisdiction of any court in the State of New York (and of the appropriate appellate courts therefrom) in any suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Each Member hereby waives the right to commence an action, suit or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with this Agreement, the organizational documents of any Subsidiary or the transactions contemplated hereby or thereby in any court outside of the City of New York, New York. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                      MANAGING MEMBER:

                                      Reckson Australia LPT Corporation


                                      By: /s/ Jason Barnett
                                          -----------------------------
                                          Name:
                                          Title:

                                      NON-MANAGING MEMBER:

                                      Reckson Australia Holdings LLC, a
                                      Delaware limited liability company

                                      By:  RECKSON OPERATING PARTNERSHIP,
                                           L.P., a Delaware limited partnership

                                           By:  RECKSON ASSOCIATES REALTY
                                                CORP., its general partner


                                                By:  /s/ Jason Barnett
                                                     --------------------------
                                                     Name:
                                                     Title:



Acknowledged and Agreed to, in particular
in respect of Sections 2.2, 4.1D., 4.2, 4.3, 7.4, 8.2 and 8.5, by:

Reckson New York Property Trust

By:  Reckson Australia Management Ltd., in its
     capacity as responsible entity for the Reckson
     New York Property Trust


     By:  /s/ Jason Barnett
          --------------------
        Name:
        Title:

                                   Exhibit A
                          Members' Company Interests


                                                                                            As of: September 21, 2005

         Name and Address                 Company      Percentage    Preferred         Capital                Pledged
             of Member                     Units        Interest       Units        Contributions              Units
         ----------------                 -------      ----------    ---------      -------------             -------

Managing Member
-----------------------------------

Reckson Australia LPT Corporation       263,413,889       75%            0          $128,092,071 *               ---

Non-Managing Member
-----------------------------------

Reckson Australia Holdings LLC           87,804,630       25%            0          $ 42,697,357 *               ---


                                     -----------------------------------------------------------------------------------------
Totals                                  351,218,519      100%            0          $170,789,428                 ---



----------------------------
* Each Member shall contribute additional capital in accordance with the Contribution Agreement upon the Tranche 3 Closing equal to the following: $ 54,879,161 for the Managing Member and $ 18,293,054 for the Non-Managing Member. These amounts are subject to adjustments to reflect that capital contributions made by the Managing Member and Non-Managing Member are in a 75/25% proportion, respectively. To the extent a Member fails to make its required capital contribution, it will forfeit its right to the number of Company Units equivalent to the required capital contribution.

                                   Exhibit B
                          Capital Account Maintenance

1.   Capital Accounts of the Members

     A. The Company shall maintain for each Member a separate Capital Account in accordance with the rules of Regulations Section 1.704-1(b)(2)(iv). Such Capital Account shall be increased by (i) the amount of all Capital Contributions and any other deemed contributions made by such Member to the Company pursuant to this Agreement; and (ii) all items of Company income and gain (including income and gain exempt from tax) computed in accordance with
Section 1.B hereof and allocated to such Member pursuant to Section 6.1.A of the Agreement and Exhibit C hereof, and decreased by (x) the amount of cash or Agreed Value of all actual and deemed distributions of cash or property made to such Member pursuant to this Agreement; and (y) all items of Company deduction and loss computed in accordance with Section l.B hereof and allocated to such Member pursuant to Section 6.1.B of the Agreement and Exhibit C hereof.

     B. For purposes of computing the amount of any item of income, gain, deduction or loss to be reflected in the Members' Capital Accounts, unless otherwise specified in this Agreement, the determination, recognition and classification of any such item shall be the same as its determination, recognition and classification for federal income tax purposes determined in accordance with Section 703(a) of the Code (for this purpose all items of income, gain, loss or deduction required to be stated separately pursuant to
Section 703(a)(1) of the Code shall be included in taxable income or loss), with the following adjustments:

          (1) Except as otherwise provided in Regulations Section 1.704-1(b)(2)(iv) (m), the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Section 754 of the Code which may be made by the Company, provided that the amounts of any adjustments to the adjusted bases of the assets of the Company made pursuant to
               Section 734 of the Code as a result of the distribution of property by the Company to a Member (to the extent that such adjustments have not previously been reflected in the Members' Capital Accounts) shall be reflected in the Capital Accounts of the Members in the manner and subject to the limitations prescribed in Regulations Section 1.704-l(b)(2)(iv)(m)(4).

          (2) The computation of all items of income, gain, and deduction shall be made without regard to the fact that items described in Sections 705(a)(1)(B) or 705(a)(2)(B) of the Code are not includable gross income or are neither currently deductible nor capitalized for federal income tax purposes.

          (3) Any income, gain or loss attributable to the taxable disposition of any Company property shall be determined as if the adjusted basis of such property as of such date of disposition were equal in amount to the Company's Carrying Value with respect to such property as of such date.

          (4) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year.

          (5) In the event the Carrying Value of any Company Asset is adjusted pursuant to Section l.D hereof, the amount of any such adjustment shall be taken into account as gain or loss from the disposition of such asset.

     C. Generally, a transferee (including an assignee) of a Company Unit shall succeed to a pro rata portion of the Capital Account of the transferor; provided, however, that, if the transfer causes a termination of the Company under Section 708(b)(1)(B) of the Code, the Company shall be deemed, solely for federal income tax purposes, to have (i) contributed the properties in kind, subject to all Company liabilities, to a new limited liability company in exchange for 100% of the member interests therein and then (ii) liquidated by distributing the member interests in the new limited liability company to the Members in accordance with their Member Interests. The Capital Accounts of the Members immediately after the deemed occurrence of (i) and (ii) above shall equal their respective Capital Accounts immediately prior to the deemed occurrence of (i) and (ii) above.

     D. (1) Consistent with the provisions of Regulations Section 1.704-l(b)(2)(iv)(f), and as provided in Section l.D(2), the Carrying Value of all Company assets shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as of the times of the adjustments provided in Section l.D(2) hereof, as if such Unrealized Gain or Unrealized Loss had been recognized on an actual sale of each such property and allocated pursuant to
               Section 6.1 of the Agreement.

          (2) Such adjustments shall be made as of the following times: (a) immediately prior to the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (b) immediately prior to the distribution by the Company to a Member of more than a de minimis amount of property as consideration for an interest in the Company; and (c) immediately prior to the liquidation of the Company within the meaning of Regulations
               Section 1.704-1(b)(2)(ii)(g), provided, however, that adjustments pursuant to clauses (a) and (b) above, and to clause (c) above where there has not been a Liquidating Event, shall be made only if the Managing Member determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company.

          (3) In accordance with Regulations Section 1.704-1(b)(2)(iv)(e), the Carrying Value of Company assets distributed in kind shall be adjusted upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to such Company property, as of the time any such asset is distributed.

          (4) In determining Unrealized Gain or Unrealized Loss for purposes of this Exhibit B, the aggregate cash amount and fair market value of all Company assets (including cash or cash equivalents) shall be determined by the Managing Member using such reasonable method of valuation as it may adopt, or in the case of a liquidating distribution pursuant to Article 13 of the Agreement, shall be determined and allocated by the Liquidator using such reasonable methods of valuation as it may adopt. The Managing Member, or the Liquidator, as the case may be, shall allocate such aggregate value among the assets of the Company (in such manner as it determines in its reasonable discretion to arrive at a fair market value for individual properties).

     E. The provisions of this Agreement (including this Exhibit B and other Exhibits to this Agreement) relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-l(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event the Managing Member shall determine that it is prudent to modify (i) the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company, the Managing Member, or the Non-Managing Members) are computed; or (ii) the manner in which items are allocated among the Members for federal income tax purposes, in order to comply with such Regulations or to comply with Section 704(c) of the Code, the Managing Member may make such modification without regard to Article 14 of the Agreement, provided that it is not likely to have a material effect on the amounts distributable to any Person pursuant to Article 13 of the Agreement upon the dissolution of the Company. The Managing Member also shall (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company's balance sheet, as computed for book purposes, in accordance with Regulations
Section 1.704-1(b)(2)(iv)(q) ; and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-l(b). In addition, the Managing Member may adopt and employ such methods and procedures for (i) the maintenance of book and tax capital accounts; (ii) the determination and allocation of adjustments under Sections 704(c), 734 and 743 of the Code; (iii) the determination of Net Income, Net Loss, taxable income, taxable loss and items thereof under this Agreement and pursuant to the Code; (iv) the adoption of reasonable conventions and methods for the valuation of assets and the determination of tax basis; (v) the allocation of asset value and tax basis; and (vi) conventions for the determination of cost recovery, depreciation and amortization deductions, as it determines in its sole discretion are necessary or appropriate to execute the provisions of this Agreement, to comply with federal and state tax laws, and are in the best interest of the Members.

2.   No Interest

     No interest shall be paid by the Company on Capital Contributions or on balances in Members' Capital Accounts.

3.   No Withdrawal

     No Member shall be entitled to withdraw any part of his Capital Contribution or his Capital Account or to receive any distribution from the Company, except as provided in Articles 4, 5, 7, 8 and 13 of the Agreement.

                                   Exhibit C
                           Special Allocation Rules

1.   Special Allocation Rules

     Notwithstanding any other provision of the Agreement or this Exhibit C, the following special allocations shall be made in the following order:

     A. Minimum Gain Chargeback. Notwithstanding the provisions of Section 6.1 of the Agreement or any other provisions of this Exhibit C, if there is a net decrease in Company Minimum Gain during any Company taxable year, then, subject to the exceptions set forth in Regulations Sections 1.704-2(f)(2) through (5), each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(f)(6). This Section l.A is intended to comply with the minimum gain chargeback requirements in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith. Solely for purposes of this Section 1.A, each Member's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of Member Minimum Gain during such Company taxable year.

     B. Member Minimum Gain Chargeback. Notwithstanding any other provision of
Section 6.1 of this Agreement or any other provisions of this Exhibit C (except Section 1.A hereof), if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Company taxable year, then, subject to the exceptions referred to in Regulations Section 1.704-2(i)(4), each Member who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Section 1.704-2(i)(4). This
Section 1.B is intended to comply with the minimum gain chargeback requirement in 1.704-2(f) Section of the Regulations and shall be interpreted consistently therewith. Solely for purposes of the Section 1.B, each Member's Adjusted Capital Account Deficit shall be determined prior to any other allocations pursuant to Section 6.1 of the Agreement or this Exhibit with respect to such Company taxable year, other than allocations pursuant to Section l.A hereof.

     C. Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations or distributions described in Regulations Sections 1.704-l(b)(2)(ii)(d)(4), 1.704-l(b)(2)(ii)(d)(5), or
1.704-l(b)(2)(ii)(d)(6), and after giving effect to the allocations required under Sections l.A and l.B hereof such Member has an Adjusted Capital Account Deficit, items of Company income and gain (consisting of a pro rata portion of each item of Company income, including gross income and gain for the Company taxable year) shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, its Adjusted Capital Account Deficit created by such adjustments, allocations or distributions as quickly as possible. This Section 1.C is intended to constitute a qualified income offset under Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     D. Nonrecourse Deductions. Nonrecourse Deductions for any Company taxable year shall be allocated to the Members in accordance with their respective Percentage Interests. If the Managing Member determines in its good faith discretion that the Company's Nonrecourse Deductions must be allocated in a different ratio to satisfy the safe harbor requirements of the Regulations promulgated under Section 704(b) of the Code, the Managing Member is authorized, upon notice to the Non-Managing Members, to revise the prescribed ratio to the numerically closest ratio for such Company taxable year which would satisfy such requirements.

     E. Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any Company taxable year shall be specially allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i) .

     F. Code Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such item of gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

     G. Curative Allocations. The allocations set forth in Section l.A through l.F of this Exhibit C (the "Regulatory allocation") are intended to comply with certain requirements of the Regulations under Section 704(b) of the Code. The Regulatory Allocations may not be consistent with the manner in which the Members intend to divide Company distributions. Accordingly, the Managing Member is hereby authorized to divide other allocations of income, gain, deduction and loss among the Members so as to prevent the Regulatory Allocations from distorting the manner in which Company distributions will be divided among the Members. In general, the Members anticipate that, if necessary, this will be accomplished by specially allocating other items of income, gain, loss and deduction among the Members so that the net amount of the Regulatory Allocations and such special allocations to each person is zero. However, the Managing Member will have discretion to accomplish this result in any reasonable manner; provided, however, that no allocation pursuant to this Section 1.G shall cause the Company to fail to comply with the requirements of Regulations Sections 1.704-1(b)(2)(ii)(d), 1.704-2(e) or 1.704-2(i).

2.   Allocations for Tax Purposes

     A. Except as otherwise provided in this Section 2, for federal income tax purposes, each item of income, gain, loss and deduction shall be allocated among the Members in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

     B. In an attempt to eliminate Book-Tax Disparities attributable to a Contributed Property or Adjusted Property, items of income, gain, loss, and deduction shall be allocated for federal income tax purposes among the Members as follows:

     (1) (a) In the case of a Contributed Property, such items attributable thereto shall be allocated among the Members, consistent with the principles of Section 704(c) of the Code and the Regulations thereunder, to take into account the variation between the 704(c) Value of such property and its adjusted basis at the time of contribution; and

          (b) any item of Residual Gain or Residual Loss attributable to a Contributed Property shall be allocated among the Members in the same manner as its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and
               Section 1 of this Exhibit C.

     (2)  (a)  In the case of an Adjusted Property, such items shall

               (1) first, be allocated among the Members in a manner consistent with the principles of Section 704(c) of the Code and the Regulations thereunder to take into account the Unrealized Gain or Unrealized Loss attributable to such property and the allocations thereof pursuant to Exhibit B; and

               (2) second, in the event such property was originally a Contributed Property, be allocated among the Members in a manner consistent with Section 2.B(1) of this Exhibit C; and

          (b) any item of Residual Gain or Residual Loss attributable to an Adjusted Property shall be allocated among the Members in the same manner its correlative item of "book" gain or loss is allocated pursuant to Section 6.1 of the Agreement and Section 1 of this Exhibit C.

     C. To the extent that the Treasury Regulations promulgated pursuant to
Section 704(c) of the Code permit the Company to utilize alternative methods to eliminate the disparities between the Carrying Value of property and its adjusted basis, the Managing Member, subject to the terms of any agreement with respect to a Member and the Member's Contributed Property, shall have the authority to elect the method to be used by the Company and such election shall be binding on all Members.

                                   Exhibit D
                             Notice of Redemption

     The undersigned Member hereby irrevocably requests Reckson Australia Operating Company LLC, a Delaware limited liability company (the "Company") to redeem ___________________ Company Units in the Company in accordance with the terms of the Amended and Restated Limited Liability Company Agreement and the Redemption Right referred to therein; and the undersigned Member irrevocably
(i) surrenders such Company Units and all right, title and interest therein; and (ii) directs that the Cash Amount or US REIT Shares Amount (as determined by the US REIT) deliverable upon exercise of the Redemption Right be delivered to the address specified below, and if the US REIT Shares Amount is to be delivered, such shares be registered or placed in the name(s) and at the address(es)specified below. The undersigned hereby, represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such Company Units, free and clear of the rights or interests of any other person or entity; (b) has the full right, power, and authority to request such redemption and surrender such Company Units as provided herein; and (c) has obtained the consent or approval of all person or entities, if any, having the right to consent or approve such redemption and surrender of Company Units. The undersigned Member further agrees that, in the event that any state or local transfer tax is payable as a result of the transfer of its Company Units to the Company or the US REIT, the undersigned Member shall assume and pay such transfer tax.

Dated: _______________________

Name of Member: ______________________________________________________________
                                               Please Print

                                ______________________________________________
                                (Signature of Member)

                                ______________________________________________
                                (Street Address)

                                ______________________________________________
                                (City) (State) (Zip Code)

                                Signature Guaranteed by:

                                ______________________________________________

If the US REIT Share Amount is to be issued, issue to:

Name : __________________________________________

Please insert social security or identifying number: _________________________

                                  Exhibit D-1
                              Notice of Exchange

     The undersigned holder of shares in US REIT (the "US REIT Shareholder") hereby irrevocably requests Reckson New York Property Trust, an Australian listed property trust (the "LPT") to redeem ___________________ shares in the US REIT (the "US REIT Shares") in accordance with the terms of the Amended and Restated Limited Liability Company Agreement of the Reckson Australia Operating Company LLC and the Exchange Right referred to therein; and the undersigned US REIT Shareholder irrevocably (i) surrenders such US REIT Shares and all right, title and interest therein; and (ii) directs that the LPT Unit Amount (as determined by the LPT) deliverable upon exercise of the Exchange Right be delivered to the address specified below, and such LPT Units be registered or placed in the name(s) and at the address(es)specified below. The undersigned hereby, represents, warrants, and certifies that the undersigned
(a) has marketable and unencumbered title to such US REIT Shares, free and clear of the rights or interests of any other person or entity; (b) has the full right, power, and authority to request such exchange and surrender such US REIT Shares as provided herein; and (c) has obtained the consent or approval of all person or entities, if any, having the right to consent or approve such exchange and surrender of Company Units. The undersigned US REIT Shareholder further agrees that, in the event that any state or local transfer tax is payable as a result of the transfer of its US REIT Shares to the LPT, the undersigned US REIT Shareholder shall assume and pay such transfer tax.

Dated: ________________________

Name of US REIT Shareholder: _________________________________________________
                                               Please Print

                                ______________________________________________
                                (Signature of US REIT Shareholder)

                                ______________________________________________
                                (Street Address)

                                ______________________________________________
                                (City) (State) (Zip Code)

                                Signature Guaranteed by:

                                ______________________________________________

LPT Units should be issued to:

Name : __________________________________________

Please insert social security or identifying number:__________________________

                                   Exhibit E

                Designation Of The Voting Powers, Designations,
                   Preferences And Relative, Participating,
                     Optional Or Other Special Rights And
                  Qualifications, Limitations Or Restrictions
                        Of The Series A Preferred Units

The following are the terms of the Series A Preferred Units established pursuant to this Amendment:

     (1) DESIGNATION AND NUMBER. A series of Preferred Units, designated the "8% Series A Cumulative Non-Voting Preferred Units" is hereby established. The number of Series A Preferred Units shall be 125. Series A Preferred Units shall be held only by the US REIT.

     (2) RANK. The Series A Preferred Units shall, with respect to distribution rights and rights upon liquidation, dissolution or winding up of the Company, rank senior to all classes or series of Company Units and to all other equity securities issued by the Company. The term "equity securities" shall not include convertible debt securities.

     (3) DISTRIBUTIONS.

          (a) Holders of the then outstanding units of Series A Preferred Units shall be entitled to receive, when and as authorized by the Managing Member and declared by the Company, out of funds legally available for the payment of distributions, cumulative preferential cash ("Distributions") at the rate of 8% of the total of $1,000.00 liquidation preference per annum plus all accumulated and unpaid Distributions thereon. Such Distributions shall accrue on a daily basis and be cumulative from the first date on which any share of Series A Preferred Units is issued, such issue date to be contemporaneous with the receipt by the Company of subscription funds for the Series A Preferred Units (the "Original Issue Date"), and shall be payable semi-annually in arrears on or before June 30 and December 31 of each year or, if not a business day, the next succeeding business day (each, a "Distribution Payment Date"). Any Distribution payable on the Series A Preferred Units for any partial Distribution period will be computed on the basis of a 360-day year consisting of twelve 30-day months. A "Distribution period" shall mean, with respect to the first "Distribution period," the period from and including the Original Issue Date to and including the first Distribution Payment Date, and with respect to each subsequent "Distribution period," the period from but excluding a Distribution Payment Date to and including the next succeeding Distribution Payment Date or other date as of which accrued distributions are to be calculated. Distributions will be payable to holders of record as they appear in the units records of the Company at the close of business on the applicable record date, which shall be the fifteenth day of the calendar month in which the applicable Distribution Payment Date falls or on such other date designated by the Managing Member for the payment of Distributions that is not more than 30 nor less than 10 days prior to such Distribution Payment Date (each, a "Distribution Record Date").


          (b) No Distributions on units of Series A Preferred Units shall be declared by the Company or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including the Agreement and any agreement relating to its indebtedness, prohibit such payment or setting apart for payment or provide that such payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if payment or setting apart shall be restricted or prohibited by law.

          (c) Notwithstanding the foregoing, Distributions on the Series A Preferred Units shall accrue whether or not the terms and provisions set forth in Section 3(b) hereof at any time prohibit the current payment of Distributions, whether or not the Company has earnings, whether or not there are funds legally available for the payment of such Distributions and whether or not such Distributions are authorized or declared. Furthermore, Distributions will be declared and paid when due in all events to the fullest extent permitted by law and, if revaluation of the Company or its assets would permit payment of Distributions which would otherwise be prohibited, then such revaluation shall be done. Accrued but unpaid Distributions on the Series A Preferred Units will accumulate as of the Distribution Payment Date on which they first become payable.

          (d) Except as provided in Section 3(e) below, unless full cumulative Distributions on the Series A Preferred Units have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof is set apart for payment for all past Distribution periods, no Distributions (other than Company Units or in units of any series of Preferred Units ranking junior to the Series A Preferred Units as to Distributions and upon liquidation) shall be declared or paid or set aside for payment nor shall any other distribution be declared or made upon the Company Units, or any Preferred Units of the Company ranking junior to the Series A Preferred Units as to Distributions or upon liquidation, nor shall any Company Units, or any units of Preferred Units of the Company ranking junior to the Series A Preferred Units as to Distributions or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units) by the Company (except by conversion into or exchange for other units of beneficial interest of the Company ranking junior to the Series A Preferred Units as to Distributions and upon liquidation).

          (e) When Distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) on the Series A Preferred Units, all Distributions declared upon the Series A Preferred Units shall be declared pro rata.

          (f) Any Distribution payment made on units of the Series A Preferred Units shall first be credited against the earliest accrued but unpaid Distribution due with respect to such units which remains payable. Holders of the Series A Preferred Units shall not be entitled to any Distribution, whether payable in cash, property or units in excess of full cumulative Distributions on the Series A Preferred Units as described above.

     (4) LIQUIDATION PREFERENCE.

          (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, the holders of units of Series A Preferred Units then outstanding are entitled to be paid, or have the Company declare and set apart for payment, out of the assets of the Company, legally available for distribution to its members, a liquidation preference of $1,000.00 per share, plus an amount equal to any accrued and unpaid Distributions to the date of payment or the date funds are set apart for payment, before any distribution of assets is made to holders of Company Units or any series of Preferred Units of the Company that ranks junior to the Series A Preferred Units as to liquidation rights. In the event the Company elects to set the liquidation preference apart for payment, the Series A Preferred Units shall remain outstanding until the holders thereof are paid the liquidation preference, plus any additional accrued and unpaid Distributions to the date of payment, which shall be not later than immediately prior to the Company making its final liquidating distribution on its Company Units. Subject to Section 3(d), in determining whether a distribution (other than upon voluntary or involuntary liquidation) by Distribution, redemption or other acquisition of Company Units or any series of Preferred Units or otherwise is permitted under the Act, no effect shall be given to amounts that would be needed, if the Company were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of units of Series A Preferred Units whose preferential rights upon dissolution are superior to those receiving the distribution.

          (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up, the available assets of the Company are insufficient to pay the amount of the liquidating distributions on all outstanding units of Series A Preferred Units, then the holders of the Series A Preferred Units shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

          (c) After payment of the full amount of the liquidating distributions to which they are entitled, the holders of Series A Preferred Units will have no right or claim to any of the remaining assets of the Company.

          (d) Written notice of any such liquidation, dissolution or winding up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by first class mail, postage pre-paid, not less than 15 nor more than 60 days prior to the payment date stated therein, to each record holder of the Series A Preferred Units at the respective addresses of such holders as the same shall appear on the transfer records of the Company.

          (e) The consolidation or merger of the Company with or into any other corporation, Company or entity or of any other entity with or into the Company, or the sale, lease or conveyance of all or substantially all of the assets or business of the Company, shall not be deemed to constitute a liquidation, dissolution or winding up of the Company.

     (5) REDEMPTION.

          (a) Right of Optional Redemption. The Company, at its option and upon not less than 15 nor more than 60 days' written notice, may redeem units of the Series A Preferred Units, in whole or in part, at any time or from time to time, for cash at a redemption price of $1,000.00 per share, plus all accrued and unpaid Distributions thereon to and including the date fixed for redemption (except as provided in Section 5(c) below) (the "Redemption Price"). If less than all of the outstanding Series A Preferred Units are to be redeemed, the Series A Preferred Units to be redeemed shall be selected pro rata (as nearly as may be practicable without creating fractional units) or by any other equitable method determined by the Company.

          (b) Limitations on Redemption. Unless full cumulative Distributions on all units of Series A Preferred Units shall have been, or contemporaneously are, declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past Distribution period, no units of Series A Preferred Units shall be redeemed unless all outstanding units of Series A Preferred Units are simultaneously redeemed, and the Company shall not purchase or otherwise acquire directly or indirectly any units of Series A Preferred Units (except by exchange for units of beneficial interest of the Company ranking junior to the Series A Preferred Units as to Distributions and upon liquidation); provided, however, that the foregoing shall not prevent the purchase or acquisition of Units of Series A Preferred Units pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding units of Series A Preferred Units.

          (c) Rights to Distributions on Units Called for Redemption. Immediately prior to or upon any redemption of Series A Preferred Units, the Company shall pay, in cash, any accumulated and unpaid Distributions to and including the redemption date, unless a redemption date falls after a Distribution Record Date and prior to the corresponding Distribution Payment Date, in which case each holder of Series A Preferred Units at the close of business on such Distribution Record Date shall be entitled to the Distribution payable on such units on the corresponding Distribution Payment Date notwithstanding the redemption of such units before such Distribution Payment Date.

          (d)  Procedures for Redemption.

                    (i) Notice of redemption will be mailed, postage prepaid,
               or sent by electronic transmission, by or on behalf of the Company not less than 15 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series A Preferred Units to be redeemed at their respective mailing or e-mail addresses as they appear on the units transfer records of the Company. No failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any units of Series A Preferred Units except as to the holder to whom notice was defective or not given.

                    (ii) In addition to any information required by law or by
               the applicable rules of any exchange upon which Series A Preferred Units may be listed or admitted to trading, such notice shall state: (A) the redemption date; (B) the Redemption Price; (C) the number of units of Series A Preferred Units to be redeemed; (D) the place or places where the Series A Preferred Units are to be surrendered (if so required in the notice) for payment of the Redemption Price; and (E) that Distributions on the units to be redeemed will cease to accrue on such redemption date. If less than all of the Series A Preferred Units held by any holder is to be redeemed, the notice mailed to such holder shall also specify the number of units of Series A Preferred Units held by such holder to be redeemed.

                    (iii) If notice of redemption of any units of Series A
               Preferred Units has been given and if the funds necessary for such redemption have been set aside by the Company in trust for the benefit of the holders of any units of Series A Preferred Units so called for redemption, then, from and after the redemption date, Distributions will cease to accrue on such units of Series A Preferred Units, such units of Series A Preferred Units shall no longer be deemed outstanding and all rights of the holders of such units will terminate, except the right to receive the Redemption Price. Holders of Series A Preferred Units to be redeemed shall surrender such units of Series A Preferred Units at the place designated in such notice and, upon surrender in accordance with said notice of the certificates for units of Series A Preferred Units so redeemed (properly endorsed or assigned for transfer, if the Company shall so require and the notice shall so state), such units of Series A Preferred Units shall be redeemed by the Company at the Redemption Price. In case less than all the units of Series A Preferred Units represented by any such certificate are redeemed, a new certificate or certificates shall be issued evidencing the unredeemed units of Series A Preferred Units without cost to the holder thereof.

                    (iv) The deposit of funds with a bank or trust corporation for the purpose of redeeming Series A Preferred Units shall be irrevocable except that:

                         (A) the Company shall be entitled to receive from
                    such bank or trust corporation the interest or other earnings, if any, earned on any money so deposited in trust, and the holders of any units redeemed shall have no claim to such interest or other earnings; and

                         (B) any balance of monies so deposited by the Company
                    and unclaimed by the holders of the Series A Preferred Units entitled thereto at the expiration of two years from the applicable redemption dates shall be repaid, together with any interest or other earnings thereon, to the Company, and after any such repayment, the holders of the units entitled to the funds so repaid to the Company shall look only to the Company for payment without interest or other earnings.

          (e) Status of Redeemed Units. Any units of Series A Preferred Units that shall at any time have been redeemed or otherwise acquired by the Company shall, after such redemption or acquisition, have the status of authorized but unissued Preferred Units, without designation as to series until such units are once more classified and designated as part of a particular series by the Managing Member.

     (6) VOTING RIGHTS. The holders of the Series A Preferred Units shall not be entitled to vote on any matter submitted to members for a vote. Notwithstanding the foregoing, the consent of the holders of a majority of the outstanding Series A Preferred Units, voting as a separate class, shall be required for any amendment to the Agreement that materially adversely affects the rights and preferences of the Series A Preferred Units.

     (7) CONVERSION. The Series A Preferred Units are not convertible into or exchangeable for any other property or securities of the Company.


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